UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

Insteel Industries Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INSTEEL
INDUSTRIES INC.

Notice of 2026 Annual Meeting of Shareholders

Dear

Shareholder

H.O. Woltz III Chairman of the Board January 2, 2026	“ Thank you for your continued support and interest in Insteel Industries Inc.”

You are cordially invited to attend the 2026 Annual Meeting of Shareholders of Insteel Industries Inc. to be held February 10, 2026, at 9:00 a.m. Eastern time. The meeting will take place at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina.

The attached proxy statement and formal notice of the meeting describe the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the Company’s affairs by voting on the matters described in the proxy statement. At the meeting, we will also discuss our operations, fiscal year 2025 financial results and our plans for the future. Our directors and management team will be available to answer any questions you may have. We hope that you will be able to attend.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. If you attend the meeting, you may elect to have your shares voted as instructed on the proxy card or you may withdraw your proxy at the meeting and vote your shares in person.

Thank you for your continued support and interest in Insteel Industries Inc.

Sincerely,

Notice of Annual Meeting of Shareholders	1373 Boggs Drive Mount Airy, North Carolina 27030 (336) 786-2141

FEBRUARY 10, 2026

9:00 a.m., Eastern time

Cross Creek Country Club

1129 Greenhill Road
Mount Airy, North Carolina 27030

HOW TO VOTE: Even if you plan to attend the Annual Meeting, we encourage you to provide your proxy as soon as possible using one of the following methods.

BY TELEPHONE In the U.S. or Canada, you can authorize a proxy to vote your shares toll-free by calling 1-800-690-6903.

BY INTERNET You can authorize a proxy to vote your shares online at www.proxyvote.com.

BY MAIL You can authorize a proxy to vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the enclosed envelope.

Dear Shareholder:

At the Annual Meeting, we will ask you to:

1.	Elect one nominee named in this proxy statement to the Board of Directors for a one-year term ending in 2027 and elect two nominees named in this proxy statement to the Board of Directors for three-year terms ending in 2029;
2.	Approve, on an advisory basis, the compensation of our named executive officers;
3.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our 2026 fiscal year; and
4.	Transact such other business, if any, as may properly be brought before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on December 10, 2025, are entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

Whether or not you plan to attend the meeting, we urge you to authorize a proxy to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. Alternatively, you may sign, date and mail the proxy card in the envelope provided.

Accompanying this proxy statement is a copy of our Annual Report for the year ended September 27, 2025, which includes a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

By Order of the Board of Directors

Elizabeth C. Southern

Vice President Administration,

Secretary and Chief Legal Officer

January 2, 2026

Mount Airy, North Carolina

Table

of Contents

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Proxy Summary

This summary highlights certain information that is described in more detail elsewhere in this proxy statement. This summary does not contain all the information you should consider before voting on the issues at the 2026 Annual Meeting of Shareholders (the “Annual Meeting”), so we ask that you read the entire proxy statement carefully. Page references are provided to help you quickly find further information.

2026 Annual Meeting of Shareholders

Date and Time:	February 10, 2026
9:00 a.m. Eastern time

Place:	Cross Creek Country Club
1129 Greenhill Road
Mount Airy, NC 27030

Eligibility to Vote

You can vote at the Annual Meeting if you were a shareholder of record of our common stock at the close of business on December 10, 2025.

Governance Highlights

We are committed to high standards of corporate governance, and our Board of Directors (the “Board”) is committed to acting in the long-term best interests of our shareholders. Our Nominating and Governance Committee continually reviews our policies and practices in light of recent trends in corporate governance, but with its primary focus on the long-term interest of shareholders. Below is a summary of our corporate governance highlights.

•	Eight out of our nine directors are independent.

•	Our independent Lead Director leads executive sessions of the independent directors, which are held in conjunction with each regularly scheduled Board meeting.

•	We require that a nominee for director submit a resignation to the Board if he or she fails to receive an affirmative vote by a majority of the shares voted in an uncontested election.

•	We maintain fully independent Audit, Executive Compensation and Nominating and Governance Committees.

•	We have robust share ownership guidelines for directors and executive officers.

•	Our directors and executive officers are prohibited from hedging our stock and are required to obtain prior approval of any pledge of our stock.

•	We conduct annual Board, committee and Chief Executive Officer evaluations.

•	Our Board participates in annual director education programs.

•	We require prior approval of certain related party transactions and Audit Committee review of any such transactions.

•	Our Board engages in regular succession planning for our Chief Executive Officer and key members of senior management.

Information about our corporate governance policies and practices can be found on pages 9-14.

VOTING MATTERS

Proposal	Vote Required	Board Recommendation
Proposal 1: Election of three nominees to the Board of Directors	Plurality of Votes Cast*	FOR all nominees
Proposal 2: Advisory Vote on the compensation of our named executive officers	Majority of the Votes Cast	FOR
Proposal 3: Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our 2026 fiscal year	Majority of the Votes Cast	FOR
*	Although a director will be elected by a plurality of the votes cast, if an incumbent director receives an affirmative vote by less than a majority of the shares voted in an uncontested election (such as this one), such director is required to submit his or her resignation to the Board pursuant to our Board Governance Guidelines.

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Election of Directors

We typically elect approximately one-third of our directors each year to serve three-year terms. Our Board currently consists of nine directors. W. Allen Rogers II has informed the Board that he would not stand for re-election at the Annual Meeting, and Joseph A. Rutkowski has tendered his resignation as a director, effective immediately prior to the Annual Meeting. Accordingly, the Board has taken action to reduce the size of the Board to eight members, effective upon effectiveness of Mr. Rutkowski’s resignation, and to seven members, effective upon the conclusion of Mr. Rogers’ term of service at the Annual Meeting. Additionally, pursuant to North Carolina law, the term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected. We are seeking the election of one director nominee, Eric J. Zernikow, for a one-year term ending in 2027 and the election of two director nominees, Abney S. Boxley III and Anne H. Lloyd, for a three-year term ending in 2029.

Information about our director nominees, continuing directors and executive officers can be found on pages 17-20.

Advisory Vote on the Compensation of our Named Executive Officers

Our executive compensation program emphasizes performance-based compensation, so the amount of compensation paid to our executive officers varies significantly based on our financial performance. We are primarily focused on building long-term shareholder value. A significant portion of our executives’ total compensation is composed of equity-based long-term incentive compensation, and we base the payment of annual cash bonuses on our return on capital, a metric that has been shown to be closely associated with long-term growth in shareholder value. Our compensation practices include:

Robust share ownership guidelines;
Double triggers in our change in control severance agreements;
A mandatory clawback policy for incentive-based compensation awarded to executive officers;
Significant vesting periods for equity awards;
No significant perquisites;
No employment agreements for our executive officers;
Prohibition of hedging of our shares;
Long-term incentives that are entirely equity-based;
Prohibition of stock option repricing; and
Engagement of an independent compensation consultant.

Information about our executive compensation program can be found in the “Compensation Discussion and Analysis” on pages 22-29 and in the compensation tables on pages 30-37.

Ratify the Appointment of Grant Thornton LLP as our Independent Public Accounting Firm for Fiscal 2026

Information concerning our independent public accounting firm, including the fees we paid them in our fiscal years 2024 and 2025, and the Report of the Audit Committee, can be found on pages 44-45.

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Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on February 10, 2026:

The Notice of Annual Meeting of Shareholders, Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

This proxy statement is furnished in connection with the solicitation of proxies by our Board for use at the Annual Meeting to be held on February 10, 2026, at 9:00 a.m., Eastern time, and at any adjournments or postponements of the Annual Meeting. The Annual Meeting will take place at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina. This proxy statement, accompanying proxy card and the 2025 Annual Report, which includes a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), are first being mailed or made available to our shareholders on or about January 2, 2026.

This proxy statement summarizes certain information you should consider before you vote at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to authorize a proxy to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. Alternatively, you may sign, date and return your proxy card by mail in the envelope provided.

In this proxy statement, Insteel Industries Inc. is generally referred to as “we,” “our,” “us,” “Insteel Industries,” “Insteel” or “the Company.” The enclosed proxy card indicates the number of shares of Insteel common stock that you own as of the record date of December 10, 2025. In this proxy statement, outstanding Insteel common stock is sometimes referred to as the “Shares.”

References to Website

Website addresses and hyperlinks are included for reference only. The information contained on or available through websites referred to and/or linked to in this proxy statement (other than the Company’s website to the extent specifically referred to herein as required by SEC rules) is not part of this proxy solicitation and is not incorporated by reference into this proxy statement or any other proxy materials.

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Corporate Governance Guidelines and Board Matters

The Board of Directors

Our bylaws provide that our Board will have not less than five nor more than ten directors, with the exact number to be established by the Board from time to time. Our Board currently consists of nine directors. Our Nominating and Governance Committee annually considers and makes recommendations to the Board regarding whether the size of the Board is optimal, given its workload, the committees on which directors serve and the Company’s size and complexity. In November 2025, W. Allen Rogers II informed the Board that he would not stand for re-election at the Annual Meeting, and Joseph A. Rutkowski tendered his resignation as a director, effective immediately prior to the Annual Meeting. Accordingly, the Nominating and Governance Committee recommended, and the Board approved, a reduction of the size of the Board from nine to eight directors, upon effectiveness of Mr. Rutkowski’s resignation, and from eight to seven directors, effective upon the conclusion of Mr. Rogers’ term of service at the Annual Meeting.

The Board is elected by and responsible to the shareholders of the Company. The Board oversees our business affairs and monitors the performance of management. In accordance with basic principles of corporate governance, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman, our independent Lead Director, key executive officers and our principal external advisers (legal counsel, auditors, investment bankers and other consultants), by reading reports and other materials that are sent to them and by participating in Board and committee meetings. In carrying out its responsibilities, the Board reviews and assesses Insteel’s long-term strategy and its strategic, competitive and financial performance.

In fiscal 2025, our Board met five times and also held regularly scheduled executive sessions without management, presided over by our independent Lead Director. In addition, during fiscal 2025 our Audit Committee met four times, our Executive Compensation Committee met twice and our Nominating and Governance Committee met three times. Directors are expected to make every effort to attend the Annual Meeting, all Board meetings and the meetings of the Committees on which they serve. All of our directors who were directors at the time attended our 2025 Annual Meeting of Shareholders. In fiscal 2025, each director also attended over 75% of the meetings of the Board and of each committee during the period that each such director served on the Board or such committee.

Director Independence

Our Board Governance Guidelines provide that the Company’s Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange (“NYSE”) and any other applicable regulatory requirement. The Board has determined that eight of the nine current members of our Board, Abney S. Boxley III, Blake K. Doyle, Anne H. Lloyd, W. Allen Rogers II, Jon M. Ruth, Joseph A. Rutkowski, G. Kennedy Thompson and Eric J. Zernikow, are independent under NYSE listing standards. Our Chairman and Chief Executive Officer, H.O. Woltz III, is currently our only non-independent director. In determining director independence, the Board did not discuss, and was not aware of, any related person transactions, relationships or arrangements that existed with respect to any of these directors.

Our Audit Committee charter requires that each of the members of the Audit Committee be an independent director under NYSE listing standards and meet the enhanced standards of independence applicable to audit committee members under applicable SEC rules. The Board has determined that each of the current members of our Audit Committee and those serving during our 2025 fiscal year meets such standards. The Board has also determined that all of the members of the Audit Committee are financially literate and that each of Ms. Lloyd, Mr. Rogers and Mr. Thompson qualifies as an “audit committee financial expert” under applicable SEC rules.

Our Executive Compensation Committee charter requires that all of the members of the Executive Compensation Committee be independent under NYSE listing standards, including the enhanced independence requirements applicable to compensation committee members and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each of the current members of our Executive Compensation Committee and those serving during our 2025 fiscal year is an independent director under NYSE listing standards and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act.

Our Nominating and Governance Committee’s charter requires that all of the members of the Nominating and Governance Committee be independent under NYSE listing standards. The Board has determined that each of the current members of our Nominating and Governance Committee and those serving during our 2025 fiscal year is an independent director under NYSE listing standards.

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Board Leadership Structure

Our Board leadership structure currently consists of:

•	Chairman of the Board and Chief Executive Officer: H.O. Woltz III;
•	independent Lead Director: W. Allen Rogers II; and
•	fully independent Audit, Executive Compensation and Nominating and Governance Committees.

Our Board Governance Guidelines provide that the position of Chairman of the Board may be combined with the position of Chief Executive Officer at the discretion of the Board, in which case the Board will designate an independent Lead Director. The Board believes it is in the best interests of our Company to make this determination from time to time based on the position and direction of our Company and the constitution of the Board and management team rather than based on any self-imposed requirement.

Mr. Woltz has served as our Chief Executive Officer since 1991 and as Chairman of the Board since 2009. In connection with that decision, the Board created the position of Lead Director. Mr. Rogers has served as Lead Director since 2009. In anticipation of the conclusion of Mr. Roger’s term at the Annual Meeting, the Nominating and Governance Committee recommended, and the Board approved, the appointment of Abney S. Boxley as Lead Director, effective immediately following the Annual Meeting. The Board believes that Mr. Woltz’s service as both Chairman of the Board and Chief Executive Officer puts him in the best position to execute our business strategy and business plans to maximize shareholder value. Because Mr. Woltz has primary management responsibility with respect to the day-to-day business operations of the Company, he is best able to ensure that regular meetings of the Board are focused on the most important issues facing us at any given time. Our Board leadership structure also demonstrates to all our stakeholders (shareholders, employees, customers and communities around the country) that we are under strong leadership, with Mr. Woltz setting the tone and having primary management responsibility.

The Lead Director and other independent directors actively oversee Mr. Woltz’s management of our operations and strategy execution. They take an active role in overseeing Insteel’s management and key issues related to strategy, risk, integrity, compensation and governance. For example, only independent directors serve on the Audit Committee, Executive Compensation Committee and Nominating and Governance Committee. Non-management and independent directors regularly hold executive sessions outside the presence of the Chief Executive Officer and other Insteel employees. Finally, as detailed below, the Lead Director has many important duties and responsibilities that enhance the independent oversight of management.

The Lead Director chairs all meetings of the independent directors in executive session and also has other authority and responsibilities, including:

•	presiding at all meetings of the Board of Directors in the absence of, or upon the request of, the Chairman of the Board;
•	advising the Chairman of the Board regarding the agendas for meetings of the Board of Directors;
•	calling meetings of non-management and/or independent directors;
•	advising the Chief Executive Officer, as appropriate, on issues discussed at executive sessions of non-management and/or independent directors; and
•	serving as principal liaison between the non-management and/ or independent directors, as a group, and the Chief Executive Officer, as necessary.

We believe our Board’s leadership structure is best suited to the needs of the Company and that the strength of our independent Lead Director position, the number and strength of our independent directors and our overall governance practices minimize any potential risks of combining the roles of Chairman of the Board and Chief Executive Officer.

Committees of the Board

Our Board has three standing committees: the Audit Committee, the Executive Compensation Committee and the Nominating and Governance Committee. The following is a list of our current committee memberships.

Current Committee Membership
Audit Committee	Executive Compensation Committee	Nominating and Governance Committee
Blake K. Doyle	Abney S. Boxley III	Abney S. Boxley III*
Anne H. Lloyd	Anne H. Lloyd	W. Allen Rogers II
W. Allen Rogers II	Jon M. Ruth*	Jon M. Ruth
G. Kennedy Thompson*	Joseph A. Rutkowski	Joseph A. Rutkowski
	G. Kennedy Thompson	Eric J. Zernikow
Eric J. Zernikow

*	Committee Chair

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Following the Annual Meeting and assuming the re-election of our director nominees, the committee memberships will be as outlined below.

Committee Membership Following the Annual Meeting
Audit Committee	Executive Compensation Committee	Nominating and Governance Committee
Blake K. Doyle	Abney S. Boxley III	Abney S. Boxley III*
Anne H. Lloyd	Anne H. Lloyd	Blake K. Doyle
G. Kennedy Thompson*	Jon M. Ruth*	Jon M. Ruth
	G. Kennedy Thompson	Eric J. Zernikow
Eric J. Zernikow

*	Committee Chair

The Audit Committee

The Audit Committee is responsible for assisting the Board in fulfilling its oversight of:

•	the integrity of our financial statements, financial reporting process and systems of internal accounting and financial controls;
•	our compliance with legal and regulatory requirements;
•	the independent auditors’ qualifications and independence; and
•	the performance of our internal audit function and independent auditor.
As part of these responsibilities, the Audit Committee:
•	appoints, retains and oversees the Company’s independent auditor;
•	preapproves all audit and non-audit engagements and related fees and terms with the Company’s independent auditor;
•	reviews with the independent auditor and management all major accounting policy matters involved in the preparation of interim and annual financial reports and any deviations from prior practice; and
•	reviews and discusses management’s evaluation of the adequacy of disclosure controls and procedures and internal control over financial reporting.

Under SEC rules and the Audit Committee’s charter, the Audit Committee must prepare a report that is to be included in our proxy statement relating to the Annual Meeting of Shareholders or our Annual Report on Form 10-K. This report is provided under “Report of the Audit Committee” on page 45. In addition, the Audit Committee reviews and discusses our annual audited financial statements and quarterly financial statements with management and the independent auditor and recommends, based on its review, that the Board include the annual financial statements in our Annual Report on Form 10-K.

The Executive Compensation Committee

The Executive Compensation Committee is responsible for:

•	reviewing and approving, for the Chief Executive Officer and other executive officers, annual base salary, annual incentive opportunity, long-term incentive opportunity and corporate goals and objectives applicable to compensation;
•	annually evaluating our Chief Executive Officer’s performance in light of applicable goals and objectives;
•	reviewing and making recommendations to the Board with respect to the compensation of non-management directors;
•	reviewing, approving and administering our incentive compensation plans and equity-based compensation plans;
•	determining stock ownership guidelines for the executive officers and directors and monitoring compliance with such guidelines and administering our clawback policy;
•	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking;
•	reviewing the results of any shareholder advisory votes regarding our executive compensation and recommending to the Board how to respond to such votes; and
•	recommending to the Board whether to have an annual, biannual or triennial shareholder advisory vote regarding executive compensation.

The Executive Compensation Committee is also responsible for preparing a report on executive compensation that is to be included in our proxy statement relating to our Annual Meeting. This report is provided under “Executive Compensation Committee Report” on page 29.

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The Nominating and Governance Committee

The Nominating and Governance Committee is responsible for:

•	developing and recommending to the Board criteria for identifying and evaluating candidates for the Board, including standards for assessing independence;
•	identifying and screening candidates and/or directors based on the Board’s criteria when evaluating whether individuals are qualified for nomination or re-nomination to the Board;
•	recommending candidates to the Board either to stand for election at the next meeting of the Company’s shareholders or for appointment to the Board in the event of a vacancy on the Board;
•	reviewing the appropriate size of the Board, the requisite skills and characteristics of its members and the Board’s committee structure and membership;
•	reviewing the Company’s Board Governance Guidelines and overall corporate governance policies and recommending any changes to the Board for its review and approval;
•	reviewing and making recommendations to the Board concerning the Company’s Code of Business Conduct and Ethics; and
•	developing and recommending to the Board for its review and approval an annual self-assessment process and overseeing such process.

The Nominating and Governance Committee also reviews and provides guidance with respect to the Company’s strategy, programs and initiatives related to environmental, social and governance (“ESG”) matters.

Risk Oversight

The Board as a whole is ultimately responsible for the oversight of our risk management function, including strategic, operational and competitive risks, as well as risks related to crisis management and executive succession issues. The Board has delegated oversight of certain risks to its committees. The Audit Committee oversees our policies and processes related to our financial statements and financial reporting, risks relating to our capital, credit and liquidity status and related person transactions. The Executive Compensation Committee oversees risks related to our compensation programs and structure, including our ability to motivate and retain talented executives and other employees. The Nominating and Governance Committee oversees risks related to our governance structure and succession planning for Board membership. Management of Insteel undertakes, and the Board reviews and discusses, an annual assessment of our risks on an enterprise-wide basis. We conduct a rigorous enterprise risk management program that is updated regularly and is designed to bring to the Board’s attention our most material risks for evaluation, including strategic, operational, financial, sustainability, cybersecurity, legal and regulatory risks.

Process for Identifying and Evaluating Director Candidates

The Nominating and Governance Committee is responsible for developing and recommending to the Board criteria for identifying and evaluating candidates to serve as directors, as well as for screening potential director candidates and recommending qualified candidates to the full Board for nomination. The Nominating and Governance Committee believes that Insteel benefits by fostering a mix of experienced directors with a deep understanding of our industry, including its highly cyclical nature, and who will represent the long-term interests of our shareholders. In evaluating potential director candidates, the Nominating and Governance Committee considers the following qualifications:

•	independence;
•	leadership experience;
•	business and financial experience;
•	familiarity with our industry, customers and suppliers;
•	personal and professional ethics and integrity;
•	diversity of talents, backgrounds and perspectives;
•	judgment;
•	other company board or management relationships;
•	existing time commitments; and
•	NYSE and other regulatory requirements for the Board and its committees.

We do not have a standalone policy regarding diversity in the nomination process; however, the Board seeks to ensure that its membership consists of directors who have diverse backgrounds, professional experience, education, skills, viewpoints and other individual qualities and attributes that are relevant to our business. In applying these criteria, the Nominating and Governance Committee and the Board believe that diversity of these individual qualities and attributes contribute to an active, effective Board. The Nominating and Governance Committee evaluates the effectiveness of its activities in this area through its annual review of Board composition, which considers whether the current composition of the Board adequately reflects the balance of qualifications discussed above, including diversity, prior to recommending nominees for election.

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The Nominating and Governance Committee annually considers and makes recommendations to the Board regarding the optimal size of the Board, given its workload, the committees on which directors serve and the Company’s size and complexity. In November 2025, W. Allen Rogers II informed the Board that he would not stand for re-election at the Annual Meeting and Joseph A. Rutkowski tendered his resignation as a director, effective immediately prior to the Annual Meeting. Accordingly, the Nominating and Governance Committee recommended, and the Board approved, a reduction of the size of the Board from nine to eight directors, upon effectiveness of Mr. Rutkowski’s resignation, and from eight to seven directors, effective upon the conclusion of Mr. Rogers’ term of service at the Annual Meeting. As a small-cap company that is strategically focused on narrow markets, the Nominating and Governance Committee feels this seven-member Board is agile, entirely capable of representing the interests of shareholders and cost effective.

Any recommendation submitted by a shareholder to the Nominating and Governance Committee should include information relating to each of the required qualifications for the potential candidate along with the other information specified in our bylaws for shareholder nominations. The Nominating and Governance Committee applies the same standards in evaluating candidates submitted by shareholders as it does in evaluating candidates submitted by other sources. Suggestions regarding potential director candidates, together with the required information described above, should be submitted in writing to Insteel Industries Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention: Secretary. Shareholders who want to directly nominate a director for consideration at next year’s annual meeting of shareholders should refer to the procedures described under “Shareholder Proposals for the 2027 Annual Meeting” on page 52.

Communicating with our Board of Directors

Any shareholders or interested parties who wish to communicate directly with our Board, with our non-management directors as a group or with our Lead Director, may do so by writing to Insteel Industries Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention: Secretary. Shareholders or other interested parties also may communicate with members of the Board by sending an e-mail to our Secretary at secretary@insteel.com. To ensure proper handling, any mailing envelope or e-mail containing the communication intended for the Board must contain a clear notation indicating that the communication is a “Shareholder/Board Communication” or an “Interested Party/Board Communication.”

We screen mail addressed to our Board for security purposes and to ensure that it relates to discrete business matters that are relevant to the Company. As part of that process, our Secretary reviews all such correspondence and regularly forwards to the Board copies of all correspondence that, in her opinion, deals with the functions of the Board or its Committees or that she otherwise determines requires their attention. Advertisements, solicitations for business, requests for employment, requests for contributions, matters that may be better addressed by management or other inappropriate material will not be forwarded to our directors.

Code of Business Conduct

Our Code of Business Conduct and Ethics (the “Code of Conduct”), which serves as our code of ethics, applies to all directors and officers and other employees of the Company and its subsidiaries. We adopted the Code of Conduct to help employees, officers and directors understand our standard of ethical business practices and to promote awareness of ethical issues that may be encountered in carrying out their responsibilities. Any waiver of applicable requirements in the Code of Conduct that is granted to any of our directors, to our principal executive officer, to any of our senior financial officers (including our principal financial officer, principal accounting officer or controller) or to any other person who is an executive officer of Insteel requires the approval of the Board. Any such waiver of or amendment to the Code of Conduct will be disclosed on our corporate website, www.insteel.com, or in a Current Report on Form 8-K.

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Insider Trading Policy

We have adopted insider trading policies and procedures applicable to our directors, officers and employees, and have implemented processes that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, including applicable listing standards. Our Insider Trading Policy (the “Insider Trading Policy”) prohibits engaging in transactions in Insteel securities while in possession of material nonpublic information about us, and it prohibits trading on material nonpublic information regarding any other company learned in the course of working for us. The Insider Trading Policy also prohibits our employees from disclosing material, nonpublic information of Insteel, or another publicly traded company, to others who may trade on the basis of that information. The Insider Trading Policy requires that directors and executive officers of the Company only transact in Insteel securities during an open window period, subject to limited exceptions. In addition, certain officers of the Company are required to obtain approval in advance of transactions in Insteel securities. The Insider Trading Policy expressly prohibits our directors and executive officers from engaging in the following activities with respect to our securities: short sales, transactions (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of Insteel securities and trading in put options, call options or other derivative securities in which Insteel securities are the underlying security. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 27, 2025.

Corporate Responsibility

We are committed to operating our business responsibly and creating long-term value for our shareholders. We fulfill our commitment to creating long-term value by striving to operate our business in a sustainable way, since long-term success requires that we maintain a healthy and satisfied workforce, protect the environment of the communities in which we operate and conserve natural resources.

Our Board and its committees review with management our programs related to maintenance of safe operations of our workforce, management succession, compensation and benefits, compliance with legal and regulatory requirements, compliance with our Code of Conduct and other topics relevant to the responsible and sustainable operation of the Company. Safe operations with zero harm to employees, the environment and Company assets is a key goal and is the first item covered at our meetings of senior management and in each business operations report that management provides at Board meetings. While we are proud that we maintain an Occupational Safety and Health Administration (OSHA) recordable injury average significantly lower than the average for our industry, we continually strive to attain our goal of zero harm.

For additional information on our approach to environmental and human capital matters, please see our website at www.insteel.com and our Annual Report on Form 10-K for fiscal 2025.

Availability of Bylaws, Board Governance Guidelines, Code of Conduct and Committee Charters

Our bylaws, Board Governance Guidelines, Code of Conduct, Audit Committee Charter, Executive Compensation Committee Charter and Nominating and Governance Committee Charter are available on our website at https://investor.insteel.com/corporate-governance/ governance-documents, and in print to any shareholder upon written request to our Secretary.

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Security Ownership of Certain Beneficial Owners

On the record date, December 10, 2025, to our knowledge, no one other than the shareholders listed below beneficially owned more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Number of Shares	Percentage of Shares
BlackRock, Inc. and affiliates(1) 50 Hudson Yards New York, NY 10001	3,172,177	16.4%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	1,287,145	6.6%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	1,239,317	6.4%
Global X Management Co LLC(4) 605 3rd Avenue, 43rd Floor New York, NY 10158	986,412	5.1%

(1)	Based upon information set forth in a Schedule 13G/A filed with the SEC by BlackRock, Inc. on July 17, 2025, reporting sole power to vote or direct the vote of 3,133,873 shares and sole power to dispose or direct the disposition of 3,172,177 shares. In its Schedule 13G/A, BlackRock, Inc. reported that the interest of iShares Core S&P Small-Cap ETF in the specified shares is more than 5% of the outstanding shares of our common stock.
(2)	Based upon information set forth in a Schedule 13G filed with the SEC by The Vanguard Group on February 13, 2024 reporting shared power to vote or direct the vote of 16,635 shares, sole power to dispose or direct the disposition of 1,253,535 shares and shared power to dispose or direct the disposition of 33,610 shares.
(3)	Based upon information set forth in a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 9, 2024, reporting that it or its subsidiaries may possess sole power to vote or direct the vote of 1,218,032 shares and sole power to dispose or direct the disposition of 1,239,317 shares. Dimensional Fund Advisors LP and its subsidiaries disclaimed beneficial ownership of such shares.
(4)	Based upon information set forth in a Schedule 13G filed with the SEC by Global X Management Co LLC on May 15, 2025, reporting that it or its subsidiaries may possess sole power to vote or direct the vote of 986,412 shares and sole power to dispose or direct the disposition of 986,412 shares.

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Security Ownership of Directors and Executive Officers

The following table shows the number of shares of our common stock, beneficially owned on December 10, 2025, the record date, by each of our directors, each of our named executive officers, and by all directors and executive officers as a group. The table also shows the number of restricted stock units (“RSUs”) held by each individual and the number of shares of our common stock that each individual had the right to acquire by exercise of stock options within 60 days after the record date. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set forth opposite the shareholder’s name. The address of all listed shareholders is c/o Insteel Industries Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030.

Name of Beneficial Owner	Number of Shares of Common Stock	RSUs(1)	Options Exercisable Within 60 days	Total	%
Abney S. Boxley III	18,758	2,703	—	18,758	*
Blake K. Doyle	—	2,703	—	—	*
Anne H. Lloyd	10,948	2,703	—	10,948	*
W. Allen Rogers II	93,464	2,703	—	93,464	*
Jon M. Ruth	22,256	2,703	—	22,256	*
Joseph A. Rutkowski	21,851	2,703	—	21,851	*
G. Kennedy Thompson	31,414	2,703	—	31,414	*
Eric J. Zernikow	137	—	—	137	*
H. O. Woltz III(2)	667,631	42,032	168,945	840,876	4.3
Scot R. Jafroodi	46,713	11,563	28,521	75,234	*
Richard T. Wagner	40,000	12,716	33,016	73,016	*
Elizabeth C. Southern	—	6,908	5,677	5,677	*
James R. York	8,843	6,937	13,416	22,259	*
All Directors and Executive Officers as a Group (13 Persons)	962,015		249,575	1,211,590	6.2

(1)	The economic terms of RSUs are substantially similar to shares of restricted stock. However, because shares of restricted stock carry voting rights while RSUs do not, pursuant to SEC rules shares of restricted stock would be included in the “Total” column, while RSUs are not so included. We show them here because we believe it provides additional information to our shareholders regarding the equity interests our executive officers and directors hold in the Company.
(2)	Includes 170,610 shares held in various trusts for which Mr. Woltz serves as co-trustee. Mr. Woltz shares voting and investment power for these shares. He disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in them.
(*)	Less than 1%.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and greater than 10% owners to report their beneficial ownership of our common stock and any changes in that ownership to the SEC, on forms prescribed by the SEC. Specific dates for such reporting have been established by the SEC, and we are required to report in our proxy statement any failure to file such report by the established dates during the last fiscal year. Based upon our review of the copies of such forms furnished to us for the year ended September 27, 2025, and information provided to us by our directors, officers and ten percent shareholders, we believe that all forms required to be filed pursuant to Section 16(a) were filed on a timely basis, with the exception of one late Form 4 filing by Mr. Wagner related to a purchase of common stock in December 2024 and one late Form 4 filing by Mr. York related to a sale of common stock in August 2025.

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Item Number One Election of Directors

Introduction

Our bylaws provide that our Board will have between five and ten directors, with the exact number to be determined from time to time by the Board. Our Board currently consists of nine directors. In November 2025, Mr. Rogers informed the Board that he would not stand for re-election at the Annual Meeting and Mr. Rutkowski tendered his resignation as a director, effective immediately prior to the Annual Meeting. Accordingly, the Nominating and Governance Committee recommended, and the Board approved, a reduction of the size of the Board from nine to eight directors, upon effectiveness of Mr. Rutkowski’s resignation, and from eight to seven directors, effective upon the conclusion of Mr. Rogers’ term of service at the Annual Meeting.

Our bylaws also provide for directors to be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible. Mr. Boxley and Ms. Lloyd are currently serving three-year terms that will expire at the Annual Meeting. Mr. Zernikow was appointed to the Board of Directors on February 28, 2025, and, pursuant to North Carolina law, is required to stand for re-election at the next shareholders’ meeting at which directors are elected. If Mr. Boxley and Ms. Lloyd are re-elected by our shareholders, they will serve additional three-year terms expiring at the 2029 Annual Meeting of Shareholders. If Mr. Zernikow is re-elected by our shareholders, he will serve an additional one-year term expiring at the 2027 Annual Meeting of Shareholders and is thereafter expected to be re-nominated for an additional three-year term to expire at the 2030 Annual Meeting of Shareholders.

It is not contemplated that any of Mr. Boxley, Ms. Lloyd or Mr. Zernikow will be unable or unwilling to serve, but if that should occur, proxy holders may vote for the election of such other person or persons to serve as a director as the Board may recommend. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the expiration of such director’s term.

Vote Required

The election of directors will be determined by a plurality of the votes cast at the Annual Meeting. This means that the three nominees receiving the highest number of “FOR” votes will be elected as directors. However, pursuant to the charter of our Board Governance Guidelines, a nominee who receives the affirmative vote of less than a majority of the votes cast in an uncontested election is required to submit his or her resignation to the Board. Shareholders cannot cumulate votes in the election of directors.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THESE THREE NOMINEES.

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Information Regarding Nominees, Continuing Directors and Executive Officers

We have set forth below certain information regarding our nominees for director, our continuing directors and our executive officers. The age and committee membership shown for each such person is as of December 10, 2025, our record date.

	Age	Director Since	Audit Committee	Executive Compensation Committee	Nominating and Governance Committee	Independent
Abney S. Boxley III	67	2018				Y
Blake K. Doyle	45	2024				Y
Anne H. Lloyd	64	2019				Y
Jon M. Ruth	70	2016				Y
G. Kennedy Thompson	75	2017				Y
Eric J. Zernikow	52	2025				Y
H. O. Woltz III	69	1986				N

Chair

Nominee for a one-year term as Director with a term expiring at the 2027 Annual Meeting

ERIC J. ZERNIKOW

Age 52
Director since: February 28, 2025
INDEPENDENT

Mr. Zernikow served in various capacities with Nucor Corporation (“Nucor”), the nation’s largest steel producer, for 22 years, most recently as General Manager of Commercial from 2020 to 2022. Prior to that, he was the Commercial Director of the Engineered Bar Group from 2018 to 2020, the National Sales Manager of the Nucor Cold Finish Group in Darlington, South Carolina, from 2014 to 2018, and the Plant Manager of Nucor Cold Finish in Darlington, South Carolina, from 2009 to 2014. Earlier in his career, he held various positions at USS Kobe Steel Company and Norwest Financial. Presently, Mr. Zernikow is a strategic business advisor within the steel industry. Our Board determined that Mr. Zernikow should continue to serve as a director because of his extensive commercial and operational experience as a senior executive in the steel industry.

Committee Memberships:

•	Executive Compensation Committee
•	Nominating and Governance Committee

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Nominees for a three-year term as Director with terms expiring at the 2029 Annual Meeting

ABNEY S. BOXLEY III

Age 67

Director since: April 1, 2018

INDEPENDENT

Mr. Boxley served as President and Chief Executive Officer of Boxley Materials Company from 1988 through its acquisition by Summit Materials Inc. (“Summit Materials”) in 2016 and continuing until 2018. Mr. Boxley then served as Summit Materials’ Regional Vice President and later as its Executive Vice President until his retirement in 2021. He currently serves as a consultant to Summit Materials and as President of Boxley Family, LLC and Chairman of Boxley Ready Mix, LLC, both private companies. In addition to our Board, Mr. Boxley serves on the boards of two other public companies: Pinnacle Financial Partners, Inc. and RGC Resources, Inc., as well as on a number of non-profit boards. Our Board determined that Mr. Boxley should continue to serve as a director because of his in-depth knowledge of the construction aggregates business, a business that is related to ours, and because he brings to our Board his experience as a Chief Executive Officer of a substantial business enterprise and his experience as a director of two other public companies.

Committee Memberships:

•	Executive Compensation Committee
•	Nominating and Governance Committee (Chair)

Current Directorships:

•	Pinnacle Financial Partners, Inc.
•	RGC Resources, Inc.

ANNE H. LLOYD

Age 64

Director since: April 16, 2019

INDEPENDENT

Ms. Lloyd served as Executive Vice President and Chief Financial Officer of Martin Marietta Materials, Inc. (“Martin Marietta”), a publicly traded global supplier of building materials, from 2005 until her retirement in 2017. She joined Martin Marietta in 1998 as Vice President and Controller and was named Chief Accounting Officer in 1999. Ms. Lloyd currently serves as a director of Highwoods Properties, Inc. and previously served as a director and non-executive chair of James Hardie Industries p.l.c. We believe that Ms. Lloyd should continue to serve as a director because of her financial expertise, her deep knowledge of the construction aggregates business, a business that is related to ours, and because of her extensive public-company experience, including as a public company director.

Committee Memberships:

•	Audit Committee
•	Executive Compensation Committee

Current Directorships:

•	Highwoods Properties, Inc.

Prior Directorships During the Past Five Years:

•	James Hardie Industries p.l.c.

Continuing Directors with terms expiring at the 2027 Annual Meeting

H. O. WOLTZ III

Age 69

Director since: February 4, 1986

Mr. Woltz is our Chairman, President and Chief Executive Officer, having been employed by us and our subsidiaries in various capacities since 1978. He was named President and Chief Operating Officer in 1989, Chief Executive Officer in 1991 and Chairman of the Board in 2009. He served as our Vice President from 1988 to 1989 and as President of Rappahannock Wire Company, formerly a subsidiary of our Company, from 1981 to 1989. He also serves as President of Insteel Wire Products Company, a current subsidiary of our Company. Mr. Woltz served as President of Florida Wire and Cable, Inc., also formerly a subsidiary of our Company, until its merger with Insteel Wire Products Company in 2002. He has been employed by us for 47 years and has been our President for 36 years. Our Board determined that he should continue to serve as a director because he has an intimate knowledge of our products, manufacturing processes, customers and markets, and draws on that knowledge to provide the Board with detailed analysis and insight regarding the Company’s performance as well as extensive knowledge of our industry.

G. KENNEDY (“KEN”) THOMPSON

Age 75

Director since: September 6, 2017

INDEPENDENT

Mr. Thompson retired in 2019 from Aquiline Capital Partners LLC, a private equity firm investing in the global financial services sector where he had been a partner since 2009. Prior to joining Aquiline, Mr. Thompson was Chairman, President and Chief Executive Officer of Wachovia Corporation, a publicly traded regional bank from 1999 to 2008. Previously, Mr. Thompson was the chairman of The Clearing House, The Financial Services Roundtable and the Financial Services Forum. He is a former president of the International Monetary Conference and was also president of the Federal Advisory Council of the Federal Reserve Board. Mr. Thompson currently serves as a director of two other publicly traded companies: LendingTree, Inc. and Pinnacle Financial Partners, Inc. We determined Mr. Thompson should continue to serve as a director because of his financial expertise, public company leadership experience and executive management experience.

Committee Memberships:

•	Executive Compensation Committee
•	Audit Committee (Chair)

Current Directorships:

•	LendingTree, Inc.
•	Pinnacle Financial Partners, Inc.

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Continuing Directors with terms expiring at the 2028 Annual Meeting

BLAKE K. DOYLE

Age 45

Director since: December 6, 2024

INDEPENDENT

Ms. Doyle is currently a Managing Director at Chevy Chase Trust Company (“Chevy Chase Trust”), a Maryland-based investment firm, a position she has held since 2016. In her role as Head of Institutional Sales and Head of Product Development, she is responsible for institutional client sales and coverage and firm-wide product development. Prior to joining Chevy Chase Trust, Ms. Doyle was a Managing Director at Height Securities, LLC, an investment bank and research firm where she was head of Institutional Sales and Capital Markets. Earlier in her career, she worked in institutional equity sales and research at FBR Capital Markets and at the Audax Group. Our Board determined that she should continue to serve as director because of extensive experience in capital markets and her work in institutional investor outreach.

Committee Memberships:

•	Audit Committee

JON M. RUTH

Age 70

Director since: April 1, 2016

INDEPENDENT

Mr. Ruth retired from Cargill Incorporated (“Cargill”), a global provider of food, agricultural, industrial and financial products and services in 2015, following 35 years of service to Cargill. Mr. Ruth served in various senior executive positions with Cargill, most recently as Vice President leading its SAP enterprise resource planning implementation across its businesses in Europe and North America from 2005 to 2015, as a director of North Star BlueScope Steel, a joint venture between Cargill and BlueScope Steel from 2004 to 2015, and as President of North Star Steel from 2003 to 2005. Our Board determined that he should continue to serve as director because of his extensive experience as a senior executive of a large multi-national company with specific experience in the steel industry.

Committee Memberships:

•	Executive Compensation Committee (Chair)
•	Nominating and Governance Committee

Executive Officers

In addition to Mr. Woltz, listed below are our other executive officers. Each of our executive officers is elected annually by the Board to serve until his or her successor is elected and qualifies or until his or her death, resignation or removal. No family relationship exists between any of our directors or executive officers.

Scot R. Jafroodi, 56, currently serves as Insteel’s Vice President, Chief Financial Officer and Treasurer and has served in various capacities with the Company since 2005. From 2020 to 2023, he served as Vice President, Corporate Controller and Chief Accounting Officer. He previously held the role of Corporate Controller and Chief Accounting Officer from 2007 to 2020 and Corporate Controller from 2005 to 2007. Before joining us, he was a Senior Manager at BDO Seidman, LLP from 2003 through 2005 and, prior to that, had been employed for ten years at Deloitte & Touche USA, LLP, most recently as a Senior Manager. Mr. Jafroodi earned a Bachelor of Science in business administration and a Master of Science in accounting degree from Appalachian State University. Mr. Jafroodi is a certified public accountant in the State of North Carolina.

Elizabeth C. Southern, 44, has served as Insteel’s Vice President Administration, Secretary and Chief Legal Officer since 2023. From 2012 to 2023, she served in various senior management roles with Hanesbrands Inc., a publicly held apparel company, including Deputy General Counsel and Assistant Secretary and Vice President, Human Resources. Earlier in her career, Ms.  Southern was an associate attorney at Womble Bond Dickinson (US) LLP. She earned a Bachelor of Arts degree from the University of North Carolina at Chapel Hill and a law degree from the University of Texas.

Richard T. Wagner, 66, has served as Insteel’s Senior Vice President and Chief Operating Officer since 2020. He joined us in 1992 and has served as Vice President and General Manager of the Concrete Reinforcing Products Business Unit of our subsidiary, Insteel Wire Products Company, since 1998. He was appointed Vice President of Insteel in 2007. From 1977 until 1992, Mr. Wagner served in various positions with Florida Wire and Cable, Inc., a manufacturer of prestressed concrete strand and galvanized strand products, which was later acquired by us in 2000. He earned a Bachelor of Business Administration degree from the University of North Florida.

James R. York, 67, has served as Insteel’s Senior Vice President, Sourcing and Logistics since 2020 and as Vice President, Sourcing and Logistics since joining us in 2018. Prior to Insteel, he served in various senior management roles with Leggett & Platt, a publicly held manufacturer of diversified engineered products, from 2002 to 2018, including Group President-Rod and Wire Products, Unit President-Wire Products and Unit President-Specialty Products. Mr. York served in a range of leadership positions at Bekaert Corporation, A U.S. subsidiary of N.V. Bekaert A.S. of Belgium, from 1983 to 2002. He earned a Bachelor of Science degree from the University of Missouri.

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Item Number Two Advisory Vote on the Compensation of our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to hold a “Say-on-Pay” vote at least every three years. In light of the vote of the shareholders at our 2023 Annual Meeting of Shareholders, we determined to continue to hold Say-on-Pay votes annually until the next required advisory vote on the frequency of such “Say-on-Pay” votes at our 2029 Annual Meeting of Shareholders. At our 2025 Annual Meeting of Shareholders, our shareholders approved the compensation of Insteel’s named executive officers (“NEOs”) with over 93% support.

As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis,” we design our executive officer compensation programs to attract, motivate and retain the key executives who drive our success and to align the interests of our executive officers with the interest of our shareholders. We are committed to “pay for performance,” meaning that a substantial proportion of our executive officer compensation is variable and will be determined based on our performance. In addition, we design our executive compensation to encourage long-term commitment by our executive officers to Insteel.

Please read the “Executive Compensation” section of this proxy statement, which includes our Compensation Discussion and Analysis, NEO compensation tables and related narrative discussion and describes in detail our compensation programs and policies for our NEOs and the decisions made by our Executive Compensation Committee for fiscal 2025. Highlights of our NEO compensation programs and policies are as follows:

•	We closely monitor the compensation programs of companies of similar size and similar industries, with the objective of providing total compensation opportunities to our executive officers that are near the median of our peer group.
•	To motivate our executive officers and to align their interests with those of our shareholders, we provide annual incentives which are designed to reward our executive officers for the attainment of short-term goals and long-term incentives, which are designed to reward them for increases in our shareholder value over time.
•	We provide executive officers with long-term incentives in the form of stock options and RSUs. These equity-based awards, which vest over a period of three years (except in the case of retirement, death or disability), link compensation with the long-term price performance of our stock and also provide a substantial retention incentive.
•	After consultation with our independent compensation consultant, we believe that while our long-term incentives may be viewed as less performance-based than those of our peers because they do not include performance contingent vesting, our annual incentive plan is generally more performance-based than plans of our peers, and therefore, taken as a whole, our compensation program is appropriately tied to Company performance. We also believe that time-based vesting of equity awards is appropriate due to the cyclicality of our business and volatility of our financial results.
•	We have entered into change in control severance agreements with each of our executive officers. These agreements provide certain benefits in the event of certain terminations following a change in control, also known as a “double-trigger” requirement. We do not provide for tax gross-up payments on any severance payments that would be made in connection with a change in control.
•	We do not provide significant perquisites to our executive officers.
•	We have a clawback policy to recoup performance-based incentive compensation.
•	We have a policy prohibiting our executive officers from entering into financial transactions designed to hedge or offset any decrease in the market value of our stock. This policy also requires our executive officers to disclose to the Board any intention to enter into a transaction involving the pledge of our stock as collateral to secure personal loans.

We are requesting shareholder approval of the compensation of our NEOs as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our executive officers’ compensation. The vote is not intended to address any specific item of compensation but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is an advisory vote which is not binding on us. However, the Board and our Executive Compensation Committee value the opinions expressed by shareholders in their vote on this proposal and will carefully consider the outcome of the vote when making future compensation decisions with respect to our executive officers.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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Executive Compensation

Compensation Discussion and Analysis

I.   Executive Summary

Introduction

This section of our proxy statement provides you with a description of our executive compensation policies and programs, the decisions made by our Executive Compensation Committee (the “Committee”) regarding fiscal 2025 compensation for our NEOs and the factors that were considered in making those decisions. In fiscal 2025, our NEOs consisted of the following individuals:

H. O. WOLTZ III	President and Chief Executive Officer
SCOT R. JAFROODI	Vice President, Chief Financial Officer and Treasurer
RICHARD T. WAGNER	Senior Vice President and Chief Operating Officer
ELIZABETH C. SOUTHERN	Vice President Administration, Secretary and Chief Legal Officer
JAMES R. YORK	Senior Vice President Sourcing and Logistics

Results of 2025 Say-On-Pay Vote

At our 2025 Annual Meeting of Shareholders, our shareholders approved the compensation of Insteel’s named executive officers with over 93% support. Our Board, and the Committee in particular, considered several factors in determining that the fundamental characteristics of Insteel’s executive compensation program should continue this year, including the strong support of our shareholders, the executive compensation programs of our peer group companies, our past operating performance and planned strategic initiatives.

Business and Financial Performance During Fiscal 2025

We are the nation’s largest manufacturer of steel wire reinforcing products for concrete construction applications. As such, our revenues normally are driven by the level of nonresidential construction activity. Market conditions in 2025 improved materially from the prior year as we experienced recovering demand in our markets for both prestressed concrete strand and welded wire reinforcing products. We also derived significant benefits from the acquisitions of Engineered Wire Products, Inc. and O’Brien Wire Products of Texas, Inc. completed in the first fiscal quarter of 2025. The integrations were rapid and successful, enabling the Company to realize quickly the substantial synergies projected from the business combinations. Highlights of our fiscal 2025 performance are as follows:

•	Our revenues increased to $647.7 million from $529.2 million for the prior year period, driven by a 14.8% increase in shipments and a 6.7% rise in average selling prices. The increase in shipments was primarily due to incremental volume generated from our acquisitions completed earlier in the year and improved demand in our construction end markets. The increase in average selling prices was driven by pricing actions implemented across all product lines to recover higher raw material costs.
•	Gross profit increased to $93.4 million from $49.6 million in the same period a year ago, and gross margin widened to 14.4% from 9.4% due to improved conditions in reinforcing markets.

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•	Net earnings increased to $41.0 million ($2.10 per diluted share) in 2025 from $19.3 million ($0.99 per share) in 2024 primarily due to the increase in gross profit partially offset by higher selling, general and administrative expense, lower interest income, restructuring charges and acquisitions costs.
•	Return on capital, as calculated under our Return on Capital Incentive Compensation Plan (“ROCICP”), increased to 14.1% from 6.3% in the prior year.
•	We invested $8.2 million in our facilities during fiscal 2025 primarily to support productivity improvement initiatives as well as recurring maintenance requirements.
•	We ended fiscal 2025 debt-free with $38.6 million of cash, providing us with ample liquidity to meet our funding requirements and pursue growth opportunities.
•	As a result of our strong liquidity and financial position, following the end of fiscal 2025 the Board elected to return excess cash to shareholders in the form of a special dividend of $1.00 per share, paid on December 12, 2025 to shareholders of record as of November 28, 2025.

How Our Performance Affected Executive Officers’ Compensation

We provide annual incentives designed to reward our executives for the attainment of short-term goals, and long-term incentives designed to reward increasing shareholder value over the long term.

Our annual incentive program, the ROCICP, is designed to promote a close alignment between our financial performance and total executive compensation based on the Company’s return on capital. We believe return on capital is more closely correlated with the creation of shareholder value than any other performance measurement. For fiscal 2025, we made short-term incentive payments at 200% of the targeted amounts, based on our return on capital.

The alignment between pay and performance is reflected in the correlation between the incentive payments under our ROCICP and our financial results. Because our markets are highly cyclical, we anticipate that the short-term incentive compensation of our executive officers will experience similar volatility, and we do not apply subjective factors to adjust compensation during periods where our failure to meet our return on capital targets may be due to factors outside the control of our executive officers. The following chart shows the substantial variability of our short-term incentive payments to our executive officers over the previous 15 years:

FY	Short-Term Incentive Payments As Percent of Target	Return on Capital (As Calculated Under Our ROCICP)
2011	0.0%	5.1%
2012	0.0%	1.4%
2013	85.6%	7.7%
2014	140.0%	10.4%
2015	153.1%	11.1%
2016	200.0%	23.1%
2017	163.0%	12.5%
2018	200.0%	16.6%
2019	0.0%	1.8%
2020	85.4%	9.7%
2021	200.0%	36.9%
2022	200.0%	47.6%
2023	93.5%	9.1%
2024	29.0%	6.3%
2025	200.0%	14.1%

In addition, a significant portion of our executives’ total compensation is composed of equity-based long-term incentive awards. These awards, which consist of stock options and RSUs, further tie our executives’ compensation to our performance by linking their value to changes in our stock price.

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Our Key Compensation Practices

Our executive compensation practices include a number of features we believe reflect responsible compensation and governance practices and promote the interests of our shareholders:

An Executive Compensation Committee comprising solely independent directors
An independent compensation consultant that reports to and is directed by the Committee, and that provides no other services to the Company
A mandatory clawback policy for performance-based incentive compensation awarded to executive officers
Double triggers for change in control payments
Significant vesting periods for equity awards
Robust share ownership guidelines
No tax gross-ups of any kind, including for any excise taxes in conjunction with change in control payments
No significant perquisites
No repricing or replacing of underwater stock options without shareholder approval
Mitigation of risk, in that responsible management of our assets is an integral component of the calculation of annual incentives payable under our ROCICP

The remainder of this section of our proxy statement more fully describes our compensation program.

II.   Overall Objectives

The Committee believes that the success of the Company requires experienced leadership that fully understands the realities of Insteel’s challenging business environment and has demonstrated superior business judgment as well as the ability to effectively manage and operate the business. Our compensation program is designed to:

•	attract, motivate and retain executives who will be successful in this environment;
•	align executives’ interests with those of our shareholders; and
•	provide appropriate rewards based on the financial performance of our business.

The Company is committed to “pay for performance” at all levels of the organization, and a substantial proportion of each executive officer’s total compensation is variable, meaning that it is determined based upon the Company’s financial performance. The Committee does not have a fixed formula to determine the percentage of pay that should be variable but reviews the mix between base salary and variable compensation on a regular basis to ensure that its goal of paying for performance will be achieved.

The Committee also believes it is critically important to retain executive officers who have demonstrated their value to the Company. Several elements of our compensation system are intended to provide strong incentives for executive officers to remain employed by us. For example, we provide a non-qualified supplemental retirement benefit to executive officers that requires a minimum of ten years of service before any benefit vests and 30 years of service to earn the full benefit provided (50% of base salary per year for 15 years following retirement).

Insteel’s compensation philosophy is intended to further the following goals:

•	Attract, motivate and retain key executives by providing total compensation opportunities competitive with those provided to executives employed by companies of a similar size and/or operating in similar industries.
In formulating our approach to total compensation, the Committee utilizes peer group data to assess our executive officers’ compensation opportunities against those of similarly situated executives at other companies in similar industries, as well as comparably-sized companies in other industries (as described in “How We Make Executive Compensation Decisions” on page 25). We generally aim to provide total compensation opportunities to our executive officers that are near the median of our peer group. In keeping with our pay for performance culture, we expect our executive officers to deliver overall results that exceed the target level of performance in order to receive above median market compensation. Performance below the target level of performance is expected to result in below median market compensation.

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•	Align executives’ interests with those of our shareholders by providing annual incentives which are designed to reward the attainment of short-term goals, and long-term incentives which are designed to reward increases in our shareholder value over time.

•	Annual Incentive. Our primary objective is to create shareholder value. The annual incentive for our executive officers is based entirely on the Company’s return on capital, which is a measure that incorporates both the generation of earnings and the management of the Company’s balance sheet and is closely correlated with long-term shareholder returns.
•	Long-Term Incentives. Our long-term incentives are entirely equity-based, composed of 50% RSUs and 50% stock options. Use of these equity-based incentives ensures that their value is directly linked to changes in the price of our common stock and inherently performance-based. In addition, these awards build ownership among our executives and help to promote commonality of interest between our executives and our shareholders.

•	Encourage long-term commitment to the Company.
We believe that the value provided by our executives increases over time as they become increasingly knowledgeable about our industry, customers and competitors, as well as our business processes, people and culture. We believe that providing incentives for executive officers to remain with the Company will enhance its long-term value. Accordingly, we include elements such as our Supplemental Retirement Plan (“SRP”) and Change in Control Severance (“CIC”) Agreements as components of our executive compensation program to provide such incentives. The full benefit under our SRP is not earned until an executive officer is employed by us for 30 years, and the minimum benefit under these agreements requires ten years of service. We believe that our long-term equity incentives, which fully vest over a three-year period, are also a key element of our effort to ensure retention of our key executives.
•	Administrative simplicity and direct line of sight to performance.
Each component of the Company’s compensation program is formulaic and focused on creating short-term and long-term shareholder value. The absence of subjective and behavioral criteria in the plan simplifies administration and promotes clear line of sight for executives between performance and their compensation.

III. How We Make Executive Compensation Decisions

The Committee, advised by its independent compensation consultant, is responsible for overseeing and approving the compensation program for our executive officers.

Pearl Meyer & Partners, LLC (“Pearl Meyer”) serves as the Committee’s executive compensation consultant. Pearl Meyer was engaged by, and reports directly to the Committee, and the Committee has the sole authority to terminate or replace Pearl Meyer at any time. Pearl Meyer assists in the development of compensation programs for our executive officers and our non-employee directors by providing compensation information from our peer group companies, relevant market trend data, information on current issues in the regulatory environment, recommendations for program design and best practices and corporate governance guidance.

The Committee realizes that it is extremely valuable to receive objective advice from its compensation advisors. Prior to the retention of a compensation consultant or any other external advisor, and from time to time as the Committee deems appropriate (but at least annually), the Compensation Committee assesses the independence of the advisor from management, taking into consideration all factors relevant to the advisor’s independence, including the factors specified in NYSE listing standards. The Committee has assessed the independence of Pearl Meyer based on these criteria and concluded that Pearl Meyer’s work for the Committee does not raise any conflict of interest.

Pearl Meyer provides the Committee and our Chief Executive Officer with information about the compensation competitiveness of our executive officers. Our Chief Executive Officer uses this information to make recommendations to the Committee regarding compensation of these officers, other than himself, and Pearl Meyer provides guidance to the Committee about those recommendations. Pearl Meyer also makes independent recommendations to the Committee regarding the compensation of our Chief Executive Officer without the involvement of management. The Committee uses this information and considers these recommendations in making decisions about executive compensation for all our executive officers. All decisions regarding compensation of our executive officers are made solely by the Committee.

The Committee does not generally make regular annual adjustments in pay. Instead, the Committee uses judgment when making compensation decisions and reviews executive pay from a holistic perspective, including reference to compensation peer group pay practices and norms, general industry pay levels as gathered from publicly-available survey sources, individual performance, experience, strategic importance of the position to Insteel and internal equity considerations. The Committee last approved adjustments to the total compensation for our NEOs in July 2024.

To determine what constitutes a “competitive” compensation package, the Committee generally considers the total compensation opportunities for executives at our peer group companies. Because of significant differences in the pay practices of our peer group companies, the Committee does not view this market data as a prescriptive determinant of individual compensation. Rather, it is used by the Committee as a general guide in its decisions on the amount and mix of total target direct compensation. Ultimately, executive officer compensation is based on the Committee’s judgment, considering factors described elsewhere in this Compensation Discussion and Analysis that are particular to Insteel and our executive officers, including, most importantly, actual performance.

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The custom peer group constructed by the Committee and used by Pearl Meyer in evaluating the most recently implemented compensation changes consisted of the following publicly traded companies:

Company Name	Ticker	Company Name	Ticker
Quanex Building Products Corp.	NX	Northwest Pipe Co.	NWPX
Gibraltar Industries, Inc.	ROCK	PGT Innovations, Inc.	PGTI
Simpson Manufacturing Co.	SSD	Metallus, Inc.	MTUS
Eagle Materials, Inc.	EXP	Ampco-Pittsburgh Corporation	AP
L.B. Foster Company	FSTR	Ascent Industries Co.	ACNT
United States Lime & Minerals, Inc.	USLM	Titan Machinery, Inc.	TITN
Apogee Enterprises, Inc.	APOG

IV. Elements of Compensation

A brief description of each element of our executive compensation program and the objective of each element is set forth below.

Compensation Element	Description	Objective
Base Salary	Fixed cash compensation	• Provide a foundation of cash compensation for the fulfilment of fundamental job responsibilities
ROCICP Annual Incentive Program	Performance-based cash compensation determined based on Company performance against pre-established targets

•   Align executive compensation with shareholder interests through the payment of an incentive that is based on return on capital, a metric closely correlated with the creation of shareholder value

•   Reward executive officers based on actual returns generated relative to the Company’s cost of capital

Long-Term Incentives	Equity compensation granted 50% as RSUs (vesting after three years) and 50% as stock options (vesting one-third each year for three years)

•   Further align executive compensation with long-term shareholder interests by linking the value of these incentives to changes in the Company’s common stock price

•   Aid in retention and encourage long-term commitment to the Company

Supplemental Retirement Plan (“SRP”)	Non-qualified retirement plan providing additional income for 15 years following retirement to executive officers who meet age and service requirements	• Aid in retention and encourage long-term commitment to the Company • Compensate for federal limits on contributions to qualified retirement plans
Severance/Change in Control Severance (“CIC”) Agreements	Contractual agreements specifying executives’ rights following a termination of employment in connection with a change in control of the Company (all executive officers) or in the event of involuntary termination (CEO only)

•   Support executive retention goals and encourage executives’ independence and objectivity in considering potential change in control transactions

•   Provide transition assistance in the event of job loss

Other Benefits	Medical, life and disability insurance; 401(k) savings plan	• Promote wellness and support executives in attaining financial security as part of a broad-based program available to all employees

The following discussion provides more detailed information regarding the elements of our compensation programs for executive officers.

Base Salaries

Base salaries are established by the Committee and reviewed, but not necessarily adjusted, annually. The Committee last approved adjustments to our NEOs’ compensation in July 2024. In establishing and adjusting base salaries, the Committee considers the following factors:

•	the executive’s performance;
•	the executive’s responsibilities;
•	the strategic importance of the position;
•	competitive market compensation information;
•	skills, experience and the amount of time the executive has served in the position; and
•	the Company’s recent performance and current business outlook.

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The annual base salaries for our NEOs are set forth below:

Executive Officer	Base Salary
H. O. Woltz III	$750,000
Scot R. Jafroodi	$335,000
Richard T. Wagner	$395,000
Elizabeth C. Southern	$290,000
James R. York	$285,000

Annual Incentives

The annual incentive opportunity for our executive officers is based on our financial performance pursuant to the terms of our ROCICP. Substantially all of our sales and administrative employees also participate in this plan, with target annual incentive payments ranging from 10% to 100% of base salary and payments capped at twice the target incentive level. Based on peer group information, the Committee believes our annual incentive opportunity for executive officers at targeted award levels, when added to base salary levels, brings potential total cash compensation near the median total cash compensation for our peer group. When the annual incentive is at maximum levels, reflecting excellent Company performance, the potential total cash compensation would be above the median for our peer group. The Committee believes this balance between base salaries and annual cash incentives is appropriate, in that our executive officers’ cash compensation will be near the median for our peer group only if our short-term goals are achieved, and will exceed the median in the event of superior performance during the fiscal year.

For fiscal 2025, the Committee established our weighted average cost of capital (“WACC”), for purposes of calculating incentive awards under the ROCICP, to be 8.5% based on a weighted average of (i) our after-tax interest rate for debt and (ii) the after-tax return that we believe would be expected by a prudent investor in our stock. Attaining a return equal to our WACC would have resulted in the payout of incentive compensation at the target bonus level. The performance level at which the maximum incentive payment would be earned was set at 13.5% of the beginning of the year invested capital (WACC + 5%) while the minimum threshold at which an incentive payment would be earned was set at 3.5% of the beginning of year invested capital (WACC - 5%). The actual return on capital as calculated under our ROCICP for fiscal 2025 was 14.1% resulting in incentive payments to our NEOs at 200.0% of the targeted amounts.

The target, maximum and actual payout levels for each NEO under the ROCICP for fiscal 2025 are set forth below:

Executive Officer	Target (% of base salary)	Target	Maximum	Actual
H. O. Woltz III	100%	$750,000	$1,500,000	$1,500,000
Scot R. Jafroodi	60%	$201,000	$402,000	$402,000
Richard T. Wagner	60%	$237,000	$474,000	$474,000
Elizabeth C. Southern	60%	$174,000	$348,000	$348,000
James R. York	60%	$171,000	$342,000	$342,000

For fiscal 2026, the Committee determined that the WACC, for purposes of the ROCICP, will be 9.0% based on current estimates of the Company’s cost of debt and equity and its anticipated capital structure.

The Committee believes that return on capital is the most appropriate metric for our executives’ annual incentive opportunity in that it is driven off both the generation of earnings and responsible management of our balance sheet, and it is closely correlated with the creation of shareholder value. Since responsible management of our assets is an integral component of the annual incentive calculation, the Committee believes that the program inherently restrains excessive risk-taking on the part of management. The amounts earned annually under the ROCICP are established strictly by formula. The ROCICP does not provide for adjustments to the annual incentive based on subjective factors.

Under our Executive Officer Clawback Policy, if we must file an accounting restatement with the SEC, we will recover from current and former executive officers any incentive-based compensation received in the past three fiscal years that exceeds what they would have earned based on the restated results, calculated before taxes.

Long-Term Incentives

Our executives’ long-term incentive opportunity is entirely equity-based, consisting of 50% RSUs and 50% stock options. The targeted value of the long-term incentives for each NEO during fiscal 2025 is set forth below:

Executive Officer	Target Value
H. O. Woltz III	$1,125,000
Scot R. Jafroodi	$250,000
Richard T. Wagner	$275,000
Elizabeth C. Southern	$150,000
James R. York	$150,000

The RSUs and stock options are awarded in two equal tranches, with the first tranche granted on the date of our annual meeting of shareholders each February and the second tranche granted on the date that is six months after the date of such meeting. These dates are typically about three weeks after the announcement of our quarterly financial results. The Committee believes that providing these awards on predetermined dates that closely follow the reporting of our quarterly financial results is the most appropriate approach. RSUs vest on the third anniversary of the grant date and stock options vest one-third each year on the anniversary of the grant date. Stock options and RSUs are subject to forfeiture if an executive officer leaves our employ for reasons other than death, disability or retirement prior to vesting.

The number of RSUs to be awarded to our executive officers on each grant date is calculated based on the closing stock price on such date. The strike price of the stock options to be awarded to

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our executive officers on each grant date is based on the closing price on such date and the number of options to be granted is calculated based on their aggregate fair value on that date. Since the value of each grant of options and RSUs is pre-determined by the Committee, and the awards occur on pre-established dates, management does not participate in the process of granting these options and RSUs.

Retirement Benefits

Our executive officers each participate in our 401(k) retirement savings plan that is available to substantially all our employees. Under this plan, the Company will match 100% of salary deferrals on the first 1% of the participant’s eligible compensation and 50% of the next 5% of eligible compensation. However, Internal Revenue Service (“IRS”) regulations place significant limits on the ability of our executive officers to defer the same portion of their compensation as other participants. To help compensate for these limits, but in a manner that provides significant incentives for executives to remain employed by us, the Committee has established the SRP, which is implemented through individual agreements in which certain of our executives, including all our NEOs, participate. An executive officer is eligible for the full benefit under the SRP if the executive officer remains employed by us for a period of at least 30 years. In that case, we will pay the executive officer, during the 15-year period following the later of (i) retirement or (ii) reaching age 65, a supplemental retirement benefit equal to 50% of the executive officer’s average annual base salary for the five consecutive years in which he or she received the highest base salary in the ten years preceding retirement.

An executive officer may receive reduced benefits under the SRP if the executive officer retires prior to completing 30 years of service, so long as the executive has reached at least age 55 and has completed at least ten years of service. If the executive officer does not complete ten years of service, no benefit is paid under the SRP. If the executive officer completes at least ten years, but less than 30, the amount of the benefit will be reduced by 1/360th for each month short of 360 months that the executive officer was employed by us.

Under the SRP, we also provide for pre-retirement disability and death benefits. The disability benefit is payable to an executive officer if, due to disability, the executive officer’s employment terminates before reaching “normal retirement age” as defined for Social Security purposes, or completing 30 years of service. In this event, we would pay the executive officer, during the ten-year period following the date of disability, a supplemental retirement benefit equal to the early retirement benefit described in the preceding paragraph, except that such early retirement benefit, when added to the benefits received (if any) by the executive officer under our long-term disability insurance plan for employees, may not exceed 100% of the executive officer’s highest average annual base salary for five consecutive years in the ten-year period preceding the date on which his disability occurred. If the long-term disability insurance payments end prior to the end of the ten-year period, the pre-retirement disability benefit will continue for the remainder of the ten-year period in an amount equal to 50% of the executive officer’s highest average annual base salary for five consecutive years in the ten-year period preceding the date on which the executive officer’s disability occurred.

The death benefit is payable in the event that the executive officer dies while employed by us. In this event, we will pay to the executive officer’s beneficiary, for a term of ten years following the executive officer’s death, a supplemental death benefit in an amount equal to 50% of the executive officer’s highest average annual base salary for five consecutive years in the ten-year period preceding the date of his or her death.

Change in Control Severance (“CIC”) Agreements

We have entered into CIC Agreements with each of our executive officers. These agreements provide for certain compensation if terminations of employment occur following a change in control. These agreements are considered “double-trigger” since no benefits are payable under them unless both a change in control and loss of employment occur. The initial term of each agreement is two years, and the agreements automatically renew for successive one-year terms unless we or the executive officer provides notice of termination. The agreements do not provide assurances of continued employment, nor do they specify the terms of an executive officer’s termination should the termination occur in the absence of a change in control.

These agreements are consistent with the Committee’s overall objective of aligning the interests of executive officers and shareholders in that they provide protection to the executive officers in the event of job loss following a transaction. Absent this protection, the executive may be distracted by personal uncertainties and risks in the event of a proposed transaction or may not vigorously pursue certain transactions that would benefit shareholders due to potential negative personal consequences.

Under the terms of these agreements, in the event of termination within two years of a change in control, Mr. Woltz would receive severance benefits equal to two times base salary, plus two times the average bonus for the prior three years and the continuation of health and welfare benefits (including payment of premiums for “COBRA” coverage) for two years following termination. Messrs. Jafroodi, Wagner and York and Ms. Southern would receive severance benefits equal to one times base salary, plus one times the average bonus for the prior three years and the continuation of health and welfare benefits (including payment of premiums for “COBRA” coverage) for one year following termination. In addition, all stock options and RSUs outstanding immediately prior to termination would vest and, in the case of options, become exercisable for the remainder of the term provided for in the original agreement relating to each grant of options. Finally, we would pay up to $15,000 for outplacement services for each of our executive officers.

Any termination benefits payable under a CIC Agreement are subject to reduction, if necessary, to avoid the application of the “golden parachute” rules of Section 280G and the excise tax imposed under Section 4999 of the Internal Revenue Code (the “Code”). The agreements do not provide for a “gross up” of any payments to cover any tax liability that may be imposed on our executive officers.

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The Committee periodically reviews the payments that could be received by executive officers pursuant to their respective Severance CIC Agreements but does not consider the amount of the potential benefits under these agreements when it establishes the elements of each executive officer’s ongoing compensation.

Severance Agreement

We have a Severance Agreement with Mr. Woltz. The Severance Agreement provides certain termination benefits if we terminate the employment of Mr. Woltz without cause (as defined in the Severance Agreement). The Severance Agreement provides for automatic one-year renewal terms unless we or Mr. Woltz provide prior notice of termination. Mr. Woltz would not be entitled to termination benefits under a severance agreement (i) if his employment with us is terminated for cause, or (ii) if he is entitled to receive benefits under his CIC Agreement described above.

Under the terms of the Severance Agreement, if Mr. Woltz was terminated without cause, he would receive a lump sum severance payment equal to one and one-half times his annual base salary and the continuation of health and welfare benefits (including payments of premiums for “COBRA” coverage) for 18 months following termination. In addition, all stock options and RSUs outstanding immediately prior to termination would vest and, in the case of options, become exercisable for the remainder of the term provided for in the original agreement relating to each grant of options. Finally, we would pay up to $15,000 for outplacement services for Mr. Woltz.

Any termination benefits payable under Mr. Woltz’s Severance Agreement are subject to reduction, if necessary, to avoid the application of the “golden parachute” rules of Section 280G and the excise tax imposed under Section 4999 of the Code.

Broad-Based Employee Benefits

Our executive officers participate in employee benefit plans that are offered to all employees, such as health, life and disability insurance and our 401(k) retirement savings plan. Our salaried employees are entitled to designate a beneficiary who will receive a death benefit in the event of the employee’s death while employed by us. The amount of the death benefit is determined by the employee’s salary grade. The death benefit payable to beneficiaries of each of our NEOs is $500,000. We maintain “split dollar” life insurance policies on a broad group of employees, including each of our executive officers, to fund the payment of the death benefit. Proceeds of these policies are payable to us.

Our broad-based employee benefit programs are reviewed periodically to ensure that these programs are adequate based on competitive conditions as well as cost considerations.

V. Additional Information on Executive Compensation

No Tax Gross-Ups

We do not increase payments to any executive officer to cover non business-related personal income taxes.

Stock Ownership and Retention Guidelines

We believe that our executives should have a significant ownership position in Insteel. To promote such equity ownership and further align the economic interests of our executives with our shareholders, we adopted stock ownership guidelines for our executive officers.

Our Chief Executive Officer. Mr. Woltz, is required to own Insteel stock valued at three times his annual base salary; all other NEOs are required to own Insteel stock valued at one and one-half times his or her base salary. Newly appointed executives have five years in which to meet the required ownership level. Our NEOs have a substantial portion of their incentive compensation paid in the form of our common stock. In addition to shares directly held by an NEO, two-thirds of unvested RSUs and one-third of outstanding stock options held by the NEO are counted for purposes of determining whether the guideline is met. All our NEOs with at least five years of service are in compliance with these stock ownership guidelines.

Executive Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Company management. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for fiscal 2025.

This Executive Compensation Committee report shall be deemed furnished in our Annual Report on Form 10-K for fiscal 2025, is otherwise not incorporated by reference into any of our previous filings with the SEC and is not to be deemed “soliciting material” or incorporated by reference into any of our future filings with the SEC, irrespective of any general statement included in any such filing that incorporates the Annual Report on Form 10-K referenced above or this proxy statement by reference, unless such filing explicitly incorporates this report.

Executive Compensation Committee

Jon M. Ruth (Chair)
Abney S. Boxley III
Anne H. Lloyd
Joseph A. Rutkowski
G. Kennedy Thompson
Eric J. Zernikow

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Summary Compensation Table

The following table and accompanying footnotes provide information regarding compensation of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers for the fiscal year ended September 27, 2025.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
H. O. Woltz III	2025	750,000	562,506	562,489	1,500,000	6,564	65,700	3,447,259
President and CEO	2024	705,769	456,265	456,251	204,673	177,548	103,510	2,104,016
	2023	700,000	349,992	350,009	654,500	—	92,011	2,146,512
Scot R. Jafroodi	2025	335,000	125,007	125,006	402,000	66,322	23,333	1,076,668
Vice President, CFO and Treasurer	2024	312,885	125,022	125,005	54,442	118,702	30,981	767,037
	2023	293,750	125,015	125,009	153,341	24,112	24,503	745,730
Richard T. Wagner	2025	395,000	137,489	137,501	474,000	8,275	28,796	1,181,061
Senior Vice President and COO	2024	372,885	137,471	137,499	64,882	189,669	46,680	949,086
	2023	370,000	137,479	137,493	207,570	24,701	42,764	920,007
Elizabeth C. Southern(5)	2025	290,000	75,005	74,998	348,000	15,253	13,537	816,793
Vice President Administration, Secretary and CLO	2024	276,731	74,993	75,003	48,151	18,794	18,464	512,136
James R. York	2025	285,000	75,005	74,998	342,000	50,820	24,379	852,202
Senior Vice President Sourcing and Logistics	2024	271,731	74,993	75,003	47,281	60,585	32,358	561,951
	2023	270,000	75,003	75,001	151,470	31,181	27,106	629,761

(1)	The amounts reported in these columns reflect the aggregate grant date fair value of stock and option awards granted during each fiscal year and do not reflect the actual value, if any, that may be received by executive officers for their awards. Our assumptions used in the calculation of these amounts for fiscal 2025 are set forth in Note 9 of our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended September 27, 2025. Dividend equivalents paid on RSUs are currently paid in cash and are reported in the “All Other Compensation” column.
(2)	The amounts reported in this column are the annual cash incentive amounts earned for such fiscal years under our ROCICP.
(3)	Amounts reported for each fiscal year represent the increase in the actuarial present value during such fiscal year of the accumulated benefits accrued under our SRP determined using interest rate assumptions consistent with those set forth in Note 11 of our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended September 27, 2025. The amounts in this column were calculated based on the following discount rate assumptions as of the end of each fiscal year: 2023, 5.25%, 2024, 5.0% and 2025, 5.5%. Executive officers may not be fully vested in the amounts reflected herein. We do not offer any program for deferring compensation and therefore there were no above-market earnings on deferrals that were required to be reported in this column.

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(4)	Amounts shown for fiscal 2025 include (i) dividend equivalents paid on RSUs; (ii) the current dollar value attributed by the IRS to the death benefit program we provide to our executive officers; and (iii) the amount of matching funds paid into our 401(k) retirement savings plan on behalf of the NEOs. The following table shows the amount of each component described above and included in the All Other Compensation column:

Name	Dividend Equivalents Paid on RSUs ($)	Death Benefit Value ($)	401(k) Matching Payments ($)
H. O. Woltz III	39,171	6,858	19,671
Scot R. Jafroodi	10,992	2,322	10,019
Richard T. Wagner	14,032	6,858	7,906
Elizabeth C. Southern	5,372	675	7,490
James R. York	7,654	6,858	9,867

(5)	Ms. Southern joined the Company on June 5, 2023 and was not an NEO during fiscal 2023.

Fiscal 2025 Grants of Plan-Based Awards

The following table provides information regarding (1) annual incentive compensation payments to our NEOs under our ROCICP and (2) the value of stock options and RSUs awarded to our NEOs during fiscal 2025.

Our practice is to grant equity awards on two dates each fiscal year: the date of our annual meeting of shareholders and the date that is six months after such meeting. Stock options have a ten-year term and vest in equal annual increments of one-third of the amount of each grant on the first, second and third anniversaries of the grant date. Options are priced at the closing price of our stock on the date of grant, as reported on NYSE. RSUs are settled in shares of our common stock at the end of three years. Our executive officers do not have the right to vote the shares represented by RSUs and may not sell or transfer RSUs or use them as collateral. Our executive officers receive dividend equivalents in cash on outstanding RSUs.

Stock options and RSUs are subject to forfeiture if an executive officer leaves our employ for reasons other than death, disability or retirement prior to vesting. For purposes of our equity award agreements, “retirement” means the executive’s voluntary termination of employment on or after age 55 and completing ten years of service. Pursuant to the Severance Agreement we have with Mr. Woltz, vesting of his stock options and RSUs will accelerate in connection with a termination without cause. For all our NEOs, if employment with us terminates due to death, disability or retirement, or without cause in connection with a change in control pursuant to the terms of our CIC Agreements, the vesting of their stock options and RSUs will accelerate. See “Potential Payments Upon Termination or Change in Control.”

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FISCAL 2025 GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)
H. O. Woltz III	N/A		750,000	1,500,000
	2/11/2025				8,943			281,257
	2/11/2025					22,940	31.45	281,244
	8/11/2025				7,819			281,249
	8/11/2025					21,355	35.97	281,245
Scot R. Jafroodi	N/A		201,000	402,000
	2/11/2025				1,987			62,491
	2/11/2025					5,098	31.45	62,501
	8/11/2025				1,738			62,516
	8/11/2025					4,746	35.97	62,505
Richard T. Wagner	N/A		237,000	474,000
	2/11/2025				2,186			68,750
	2/11/2025					5,608	31.45	68,754
	8/11/2025				1,911			68,739
	8/11/2025					5,220	35.97	68,747
Elizabeth C. Southern	N/A		174,000	348,000
	2/11/2025				1,192			37,488
	2/11/2025					3,059	31.45	37,503
	8/11/2025				1,043			37,517
	8/11/2025					2,847	35.97	37,495
James R. York	N/A		171,000	342,000
	2/11/2025				1,192			37,488
	2/11/2025					3,059	31.45	37,503
	8/11/2025				1,043			37,517
	8/11/2025					2,847	35.97	37,495
(1)	The awards with “N/A” in the Grant Date column represent awards under our Return on Capital Incentive Compensation Plan or ROCICP.
(2)	Our ROCICP is considered a non-equity incentive plan and is discussed above under “Compensation Discussion and Analysis – Elements of Compensation.” There is no threshold amount payable under the program. The amounts shown in the “Target” column reflect each executive officer’s target bonus percentage of base salary set by the Committee for fiscal 2025. The amounts shown in the “Maximum” column reflect the maximum amount payable to each executive officer under the program based on his or her target bonus percentage.
(3)	For each option, the exercise price per share is the closing price of our common stock on NYSE on the grant date.
(4)	These amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. The actual value an executive officer may receive depends on the market price of our stock, and there can therefore be no assurance that amounts reflected in this column will actually be realized.

Outstanding Equity Awards at Fiscal Year End 2025

The following table provides information regarding unexercised stock options and unvested RSUs held by our executive officers as of September 27, 2025, the last day of fiscal 2025. All values in the table are based on a market value of our common stock of $38.49, the closing price reported on NYSE on September 26, 2025 (the last trading day of our fiscal year).

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2025

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Option (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)(2)	Market Value of Units of Stock That Have Not Vested ($)
H. O. Woltz III	8,643	—	34.49	8/11/2026	42,032	1,617,812
	10,981	—	37.06	2/7/2027
	14,340	—	29.69	2/13/2028
	10,534	—	41.85	8/13/2028
	6,281	—	21.57	2/12/2029
	15,408	—	18.25	8/12/2029
	13,532	—	22.09	2/11/2030
	16,949	—	19.86	8/11/2030
	12,165	—	29.43	2/16/2031
	8,656	—	41.87	8/16/2031
	9,709	—	38.54	2/15/2032
	12,456	—	32.77	8/15/2032
	8,825	4,413	30.27	2/14/2033
	8,765	4,383	30.99	8/14/2033
	4,456	8,913	34.75	2/13/2034
	7,245	14,490	31.94	8/13/2034
	—	22,940	31.45	2/11/2035
	—	21,355	35.97	8/11/2035
Scot R. Jafroodi	2,013	—	37.06	2/7/2027	11,563	445,060
	1,931	—	41.85	8/13/2028
	3,721	—	22.09	2/11/2030
	3,107	—	19.86	8/11/2030
	2,230	—	29.43	2/16/2031
	1,587	—	41.87	8/16/2031
	1,780	—	38.54	2/15/2032
	2,669	—	32.77	8/15/2032
	3,152	1,576	30.27	2/14/2033
	3,130	1,566	30.99	8/14/2033
	1,591	3,184	34.75	2/13/2034
	1,610	3,220	31.94	8/13/2034
	—	5,098	31.45	2/11/2035
	—	4,746	35.97	8/11/2035
Richard T. Wagner	4,828	—	41.85	8/13/2028	12,716	489,439
	2,589	—	19.86	8/11/2030
	1,859	—	29.43	2/16/2031
	3,967	—	41.87	8/16/2031
	4,450	—	38.54	2/15/2032
	4,893	—	32.77	8/15/2032
	3,466	1,734	30.27	2/14/2033
	3,443	1,722	30.99	8/14/2033
	1,750	3,502	34.75	2/13/2034
	1,771	3,542	31.94	8/13/2034
	—	5,608	31.45	2/11/2035
	—	5,220	35.97	8/11/2035
Elizabeth C. Southern	3,756	1,879	30.99	8/14/2033	6,908	265,889
	955	1,910	34.75	2/13/2034
	966	1,932	31.94	8/13/2034
	—	3,059	31.45	2/11/2035
	—	2,847	35.97	8/11/2035
James R. York	1,931	—	41.85	8/13/2028	6,937	267,005
	3,721	—	22.09	2/11/2030
	1,587	—	41.87	8/16/2031
	2,427	—	38.54	2/15/2032
	890	—	32.77	8/15/2032
	—	946	30.27	2/14/2033
	939	939	30.99	8/14/2033
	955	1,910	34.75	2/13/2034
	966	1,932	31.94	8/13/2034
	—	3,059	31.45	2/11/2035
	—	2,847	35.97	8/11/2035
(1)	All of these options have become exercisable or will become exercisable as to one-third of the total number of shares covered by such option on each of the first, second and third anniversary of the grant date. The grant date in each case is ten years prior to the option expiration date.

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(2)	These RSUs will vest on the third anniversary of the date of grant. The number of shares that will vest on dates subsequent to the end of fiscal 2025 is shown in the following chart.

	2/14/2026	8/14/2026	2/13/2027	8/13/2027	2/11/2028	8/11/2028
H.O. Woltz III	5,781	5,647	5,036	8,806	8,943	7,819
Scot R. Jafroodi	2,065	2,017	1,799	1,957	1,987	1,738
Richard T. Wagner	2,271	2,218	1,978	2,152	2,186	1,911
Elizabeth C. Southern	—	2,420	1,079	1,174	1,192	1,043
James R. York	1,239	1,210	1,079	1,174	1,192	1,043

Options Exercised and Stock Vested During Fiscal Year 2025

The following table provides information regarding compensation earned by our executive officers as a result of vesting of RSUs and exercise of stock options during fiscal 2025.

	Option Awards		Stock Awards
Name	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
H. O. Woltz III	—	—	9,232	319,894
Scot R. Jafroodi	15,649	190,617	1,858	64,796
Richard T. Wagner	—	—	3,882	133,629
Elizabeth C. Southern	—	—	—	—
James R. York	17,638	237,585	2,117	72,872

Pension Benefits

Under our SRP, which is implemented through individual agreements, we provide supplemental retirement benefits to our executive officers which provide for payments to them for a 15-year period beginning on the later of their (i) retirement or (ii) reaching age 65. The maximum annual benefit payable under the SRP is equal to 50% of the executive officer’s average annual base salary for the five consecutive years in which he received the highest salary during the ten years prior to retirement. Only base salary is included in the calculation of the benefit under the SRP. To receive the maximum benefit under the SRP, the executive officer must be employed by us for at least 30 years. An executive officer will receive reduced benefits under the SRP if he is employed by us for at least ten years and retires at or after reaching age 55. Since Mr. Woltz and Mr. Wagner have been employed by us for 30 years and have reached 55 years of age, their benefits under the SRP have fully vested. For more information regarding the SRP, see the discussion above under the “Compensation Discussion and Analysis – Elements of Compensation” section of this proxy statement. Assumptions used in the calculation of the amounts shown in the following chart are set forth in Note 11 of our consolidated financial statement as reported in our Annual Report on Form 10-K for fiscal 2025.

The following table shows the actuarial present value of the accumulated benefit as of September 27, 2025 payable at, following or in connection with retirement to each of our executive officers, including the number of years of service credited to each.

FISCAL 2025 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
H. O. Woltz III	SRP	47	3,695,204	—
Scot R. Jafroodi	SRP	20	626,689	—
Richard T. Wagner	SRP	32	1,943,212	—
Elizabeth C. Southern	SRP	2	39,079	—
James R. York	SRP	7	288,491	—

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Potential Payments upon Termination or Change in Control

The discussion and tables below describe the potential payments that could be received by each of the NEOs if the executive’s employment was terminated on September 27, 2025, the last day of our fiscal year. The amounts in the tables for stock options and RSUs represent the value of the awards that vest as a result of the termination of the executive’s employment. For purposes of valuing the stock options and RSUs, the amounts below are based on a per share price of $38.49, which was the closing price of our stock as reported on NYSE on September 26, 2025 (the last trading day of our fiscal year).

BENEFITS AND PAYMENTS UPON TERMINATION

	Voluntary Termination	Termination Without Cause	Termination Without Cause or for Good Reason after Change in Control	Retirement	Death	Disability
H. O. Woltz III
Salary Continuation(1)	—	—	—	—	—	215,750
Severance Payment(2)	—	1,125,000	3,072,782	—	—	—
Stock Options(3)	412,704	412,704	412,704	412,704	412,704	412,704
RSUs(4)	1,617,812	1,617,812	1,617,812	1,617,812	1,617,812	1,617,812
Benefits(5)	—	33,213	44,284	—	—	—
Outplacement	—	15,000	15,000	—	—	—
Supplemental Retirement Plan(6)	3,695,204	3,695,204	3,695,204	3,695,204	2,747,647	3,695,204
Death Benefit(7)	—	—	—	—	500,000	—
TOTAL	5,725,720	6,898,933	8,857,786	5,725,720	5,278,163	5,941,470
(1)	This amount represents the lump-sum present value of bi-weekly payments which Mr. Woltz would be entitled to receive pursuant to our disability insurance program.
(2)	These amounts would be paid to Mr. Woltz in a lump sum following termination without cause, pursuant to his Severance Agreement, or in the event of a termination following a change in control, pursuant to his CIC Agreement.
(3)	These amounts represent the difference between the market value of our stock on September 27, 2025 and the option strike prices for unvested options that would vest (i) pursuant to the terms of the option grant agreements in the event of death, disability or voluntary termination of employment on or after attaining age 55 and completing ten years of service; (ii) pursuant to the terms of his Severance Agreement in the event of termination without cause; and (iii) pursuant to the terms of his CIC Agreement in the event of termination following a change in control.
(4)	These amounts represent the market value of RSUs on September 27, 2025 that would vest (i) pursuant to the terms of the RSU agreements in the event of death, disability or voluntary termination of employment on or after attaining age 55 and completing ten years of service; (ii) pursuant to the terms of his Severance Agreement in the event of termination without cause; and (iii) pursuant to the terms of his CIC Agreement in the event of termination following a change in control.
(5)	These amounts represent premiums for continued participation in employee welfare benefit plans which would be paid by us for 18 months following termination without cause and 24 months following termination after a change in control.
(6)	The amounts under the “Voluntary Termination,” “Termination without Cause,” “Termination without Cause or for Good Reason after Change in Control,” “Retirement” and “Disability” columns for Mr. Woltz represent the lump-sum present value of his benefits under the SRP, on September 27, 2025, which have vested. The amounts under the “Death” column represents the estimated lump-sum present value of bi-weekly payments which the heirs of Mr. Woltz would have been entitled to receive for a ten-year period pursuant to the SRP in the event of death on September 27, 2025.
(7)	This amount would be payable in a lump sum to the heirs of Mr. Woltz in the event of his death, pursuant to our death benefit program.

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	Voluntary Termination	Termination Without Cause	Termination Without Cause or for Good Reason after Change in Control	Retirement	Death	Disability
Scot R. Jafroodi
Salary Continuation(1)	—	—	335,000	—	—	1,211,462
Severance Payment(2)	—	—	203,261	—	—	—
Stock Options(3)	105,549	105,549	105,549	105,549	105,549	105,549
RSUs(4)	445,060	445,060	445,060	445,060	445,060	445,060
Benefits(5)	—	—	19,840	—	—	—
Outplacement	—	—	15,000	—	—	—
Supplemental Retirement Plan(6)	626,689	626,689	626,689	626,689	1,118,273	751,728
Death Benefit(7)	—	—	—	—	500,000	—
TOTAL	1,177,298	1,177,298	1,750,399	1,177,298	2,168,882	2,513,799

	Voluntary Termination	Termination Without Cause	Termination Without Cause or for Good Reason after Change in Control	Retirement	Death	Disability
Richard T. Wagner
Salary Continuation(1)	—	—	395,000	—	—	350,016
Severance Payment(2)	—	—	248,817	—	—	—
Stock Options(3)	116,101	116,101	116,101	116,101	116,101	116,101
RSUs(4)	489,439	489,439	489,439	489,439	489,439	489,439
Benefits(5)	—	—	27,100	—	—	—
Outplacement	—	—	15,000	—	—	—
Supplemental Retirement Plan(6)	1,943,212	1,943,212	1,943,212	1,943,212	1,444,917	1,943,212
Death Benefit(7)	—	—	—	—	500,000	—
TOTAL	2,548,752	2,548,752	3,234,669	2,548,752	2,550,457	2,898,768

	Voluntary Termination	Termination Without Cause	Termination Without Cause or for Good Reason after Change in Control	Retirement	Death	Disability
Elizabeth C. Southern
Salary Continuation(1)	—	—	290,000	—	—	1,927,745
Severance Payment(2)	—	—	148,862	—	—	—
Stock Options(3)	—	—	62,600	—	62,600	62,600
RSUs(4)	—	—	265,889	—	265,889	265,889
Benefits(5)	—	—	17,382	—	—	—
Outplacement	—	—	15,000	—	—	—
Supplemental Retirement Plan(6)	—	—	39,079	—	1,095,216	—
Death Benefit(7)	—	—	—	—	500,000	—
TOTAL	—	—	838,812	—	1,923,705	2,256,234

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	Voluntary Termination	Termination Without Cause	Termination Without Cause or for Good Reason after Change in Control	Retirement	Death	Disability
James R. York
Salary Continuation(1)	—	—	285,000	—	—	283,805
Severance Payment(2)	—	—	180,250	—	—	—
Stock Options(3)	—	—	63,326	—	63,326	63,326
RSUs(4)	—	—	267,005	—	267,005	267,005
Benefits(5)	—	—	22,314	—	—	—
Outplacement	—	—	15,000	—	—	—
Supplemental Retirement Plan(6)	—	—	288,491	—	1,045,259	—
Death Benefit(7)	—	—	—	—	500,000	—
TOTAL	—	—	1,121,386	—	1,875,590	614,136
(1)	The amounts under the “Termination without Cause or for Good Reason after Change in Control” column would be paid to Mr. Jafroodi, Mr. Wagner, Ms. Southern and Mr. York on a bi-weekly basis for a period of one year pursuant to their respective CIC Agreements. The amounts under the “Disability” column for Mr. Jafroodi, Mr. Wagner, Ms. Southern and Mr. York represent the lump-sum present value of bi-weekly payments which they would be entitled to receive pursuant to our disability insurance program.
(2)	These amounts would be paid in a lump sum to Mr. Jafroodi, Mr. Wagner, Ms. Southern and Mr. York in the event of a termination following a change in control pursuant to their CIC Agreements.
(3)	These amounts represent the difference between the market value of our common stock on September 27, 2025 and the option strike prices for unvested options that would vest (i) pursuant to the terms of the option grant agreements in the event of death, disability or voluntary termination of employment on or after attaining age 55 and completing ten years of service; and (ii) pursuant to the executives’ CIC Agreements in the event of termination following a change in control.
(4)	These amounts represent the market value of RSUs on September 27, 2025, that would vest (i) pursuant to the terms of the RSU agreements in the event of death, disability or voluntary termination of employment on or after attaining age 55 and completing ten years of service; and (ii) pursuant to the terms of the executives’ CIC Agreements in the event of termination following a change in control.
(5)	These amounts represent premiums for continued participation in employee welfare benefit plans which would be paid by us for 12 months following termination after a change in control.
(6)	The amounts under the “Voluntary Termination,” “Termination without Cause,” “Termination without Cause or for Good Reason after Change in Control” and “Retirement” columns for Mr. Jafroodi, Mr. Wagner, Ms. Southern and Mr. York represent the lump-sum present value of the benefits they would be entitled to receive under the SRP in each scenario as of September 27, 2025. The amounts under the “Death” and “Disability” columns represent the estimated lump-sum present value of bi-weekly payments which Mr. Jafroodi, Mr. Wagner, Ms. Southern and Mr. York (or their heirs) would have been entitled to receive for a ten-year period pursuant to the SRP in the event of death or disability on September 27, 2025.
(7)	These amounts would be payable in a lump sum to the heirs of Mr. Jafroodi, Mr. Wagner, Ms. Southern and Mr. York in the event of his or her death, pursuant to our death benefit program.

CEO Pay Ratio

Pursuant to Item 402(u) of SEC Regulation S-K, we are required to disclose the ratio of the compensation of our Chief Executive Officer to the compensation of our median employee. The annual total compensation of our CEO for fiscal 2025 was $3,447,259, as shown in the Summary Compensation Table on page 30, and the annual total compensation for our median employee, calculated in accordance with the requirements of the Summary Compensation Table, was $75,515, resulting in a pay ratio of 46 to 1.

As of September 27, 2025, we collected data for all employees and used the annual base rate of pay for fiscal 2025 as the consistently applied compensation measure to identify the median employee. We chose September 27, 2025, which is within the last three months of our fiscal year as required by applicable SEC regulations, because it aligned with our fiscal year payroll procedures. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described above.

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Pay Versus Performance

Pursuant to Item 402(v) of SEC Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”), Mr. Woltz, and our other NEOs (“Non-PEO NEOs”) and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for H.O. Woltz III ($)	Compensation Actually Paid to H.O. Woltz III(1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net income ($ Thousands)	Return on Invested Capital(5) (%)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return(4) ($)
2025	3,447,259	3,798,936	981,681	1,069,473	274.64	231.94	41,020	14.1
2024	2,104,016	1,717,527	697,553	587,848	212.31	231.87	19,305	6.3
2023	2,146,512	2,297,925	594,499	553,469	207.28	146.15	32,415	9.1
2022	2,503,834	1,508,180	924,155	672,291	157.60	109.34	125,011	47.6
2021	2,475,749	4,043,446	972,237	1,368,777	219.98	144.86	66,610	36.9
(1)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K, and therefore use hypothetical values and points in time when pay may not actually have been earned or delivered to the NEOs. These amounts reflect total compensation as reported in the Summary Compensation Table with certain adjustments as described in footnote 2 below.
(2)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

H.O. Woltz III

Year	Summary Compensation Table Total ($)	Exclusion of Change in Pension Value ($)	Exclusion of Stock Awards and Option Awards ($)	Inclusion of Pension Service Cost ($)	Inclusion of Equity Values ($)	Compensation Actually Paid ($)
2025	3,447,259	6,564	1,124,995	—	1,483,236	3,798,936
2024	2,104,016	177,548	912,516	—	703,575	1,717,527
2023	2,146,512	—	700,001	—	851,414	2,297,925
2022	2,503,834	—	650,001	—	(345,653)	1,508,180
2021	2,475,749	195,092	600,027	46,686	2,316,130	4,043,446

Non-PEO NEOs (Average)

Year	Summary Compensation Table Total ($)	Exclusion of Change in Pension Value ($)	Exclusion of Stock Awards and Option Awards ($)	Inclusion of Pension Service Cost ($)	Inclusion of Equity Values ($)	Compensation Actually Paid ($)
2025	981,681	35,168	206,252	41,200	288,012	1,069,473
2024	697,553	96,938	206,247	41,515	151,965	587,848
2023	594,499	19,971	150,000	30,438	98,503	553,469
2022	924,155	8,192	206,242	48,049	(85,479)	672,291
2021	972,237	80,988	196,254	47,191	626,592	1,368,777

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The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

H.O. Woltz III

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included ($)	Total - Inclusion of Equity Values ($)
2025	1,226,727	241,421	—	15,088	—	—	1,483,236
2024	796,871	(81,398)	—	(11,898)	—	—	703,575
2023	671,800	109,575	—	70,039	—	—	851,414
2022	436,799	(561,775)	—	(220,677)	—	—	(345,653)
2021	683,259	1,129,842	—	503,029	—	—	2,316,130

Non-PEO NEOs (Average)

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards ($)	Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included ($)	Total - Inclusion of Equity Values ($)
2025	224,903	60,901	—	2,208	—	—	288,012
2024	177,685	(21,465)	—	(4,255)	—	—	151,965
2023	143,885	23,577	—	15,115	(84,074)	—	98,503
2022	137,475	(166,711)	—	(56,242)	—	—	(85,479)
2021	223,475	284,514	—	118,603	—	—	626,592
(3)	Our non-PEO NEOs in the fiscal years reported in this table are as follows: fiscal 2025 and 2024 includes Mr. Jafroodi, Mr. Wagner, Ms. Southern and Mr. York; fiscal 2023 includes Mr. Jafroodi, Mark A. Carano (our former Chief Financial Officer), Mr. Wagner, Mr. York and James F. Petelle (our former Vice President Administration, Secretary and Chief Legal Officer); and fiscal 2022 and 2021 includes Mr. Carano, Mr. Wagner, Mr. York and Mr. Petelle. The dollar amounts reported in this column represent the average of the amounts reported for the non-PEO NEOs as a group.
(4)	The Peer Group Total Shareholder Return shown in this table utilizes the S&P 500 Building Products Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K, for the years reflected in the table above. The comparison assumes $100 was invested for the period starting October 3, 2020, through the end of the listed year in each of the Company and the S&P Building 500 Products Index. The historical stock price performance of our common stock shown is not necessarily indicative of future stock price performance.
(5)	We determined return on capital to be the most important financial performance measure used to link our performance to Compensation Actually Paid to Mr. Woltz and our non-PEO NEOs in fiscal 2025. For purposes of this disclosure, return on capital was calculated by dividing the Company’s Net Operating Profit After Tax for each fiscal period by its total Invested Capital for such fiscal period, each as defined in the Company’s Return on Capital Incentive Compensation Plan.

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DESCRIPTION OF RELATIONSHIP BETWEEN PEO AND OTHER NEO COMPENSATION ACTUALLY PAID AND INSTEEL TOTAL SHAREHOLDER RETURN (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to Mr. Woltz, the average of Compensation Actually Paid to our other NEOs, and our cumulative TSR over the three most recently completed fiscal years.

DESCRIPTION OF RELATIONSHIP BETWEEN PEO AND OTHER NEO COMPENSATION ACTUALLY PAID AND NET INCOME

The following chart sets forth the relationship between Compensation Actually Paid to Mr. Woltz, the average of Compensation Actually Paid to our other NEOs, and our net income over the three most recently completed fiscal years.

COMPENSATION ACTUALLY PAID
VS. NET INCOME
COMPENSATION ACTUALLY PAID
(in millions)
NET INCOME
(in thousands)
$5.0
$4.0
$3.0
$2.0
$1.0
$0
$150
$125
$100
$75
$50
$25
$0
$4.0
$1.4
$66.6
$125.0
$1.5
$0.7
$2.3
$32.4
$0.6
$1.7
$19.3
$0.6
$3.8
$41.0
$1.1
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Net Income

DESCRIPTION OF RELATIONSHIP BETWEEN PEO AND OTHER NEO COMPENSATION ACTUALLY PAID AND RETURN ON INVESTED CAPITAL

The following chart sets forth the relationship between Compensation Actually Paid to Mr. Woltz, the average of Compensation Actually Paid to our other NEOs, and our return on invested capital over the three most recently completed fiscal years.

COMPENSATION ACTUALLY PAID VS.
IIIN RETURN ON INVESTED CAPITAL
COMPENSATION ACTUALLY PAID (in millions)
RETURN ON INVESTED CAPITAL (%)
$5.0
$4.0
$3.0
$2.0
$1.0
$0
100%
75%
50%
25%
0%
$4.0
$1.4
36.9%
$1.5
$0.7
47.6%
$2.3
$0.6
9.1%
$1.7
$0.6
6.3%
$3.8
$1.1
14.1%
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Return on Invested Capital

DESCRIPTION OF RELATIONSHIP BETWEEN INSTEEL TSR AND PEER GROUP TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P 500 Building Products Index over the same period.

IIIN TSR
VS. PEER GROUP TSR
$300
$250
$200
$150
$100
$50
$0
IIIN TSR
$250
$200
$150
$100
$50
$0
PEER GROUP TSR
$219.9
$144.8
$157.6
$109.3
$207.2
$146.1
$212.3
$231.8
$274.6
$231.9
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
IIIN TSR
Peer Group TSR

MOST IMPORTANT FINANCIAL MEASURE

The Committee believes that return on invested capital was, for the most recently completed fiscal year, the most appropriate metric for linking pay and performance in that it is driven off both the generation of earnings and responsible management of our balance sheet and is closely correlated with the creation of shareholder value. Return on invested capital was the only financial measure used by Insteel to link the Compensation Actually Paid to Mr. Woltz and our other NEOs for fiscal 2025 to company performance. The Committee does not utilize nonfinancial performance metrics to determine the compensation of Mr. Woltz or our other NEOs.

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Director Compensation

Our non-employee directors receive an annual cash retainer and an annual grant of RSUs. The RSUs are granted on the date of our annual meeting of shareholders and have a one-year vesting period. The cash retainers are paid to our non-employee directors quarterly. During fiscal 2025, we paid annual cash retainers to non-employee directors in the amount of $60,000 (except for Mr. Zernikow, who was appointed as a director during fiscal 2025 and paid an annual cash retainer of $50,000) and we provided annual grants of RSUs valued at $85,000. In addition, we pay an annual cash retainer to (i) the independent Lead Director and the Chair of the Audit Committee in the amount of $20,000 each and (ii) the Chairs of the Nominating and Governance Committee and the Executive Compensation Committee in the amount of $15,000 each. We do not pay additional “meeting fees” to directors for attendance at Board and committee meetings. Mr. Woltz, our CEO, receives no additional compensation for serving on our Board.

The following table shows the compensation we provided to our non-employee directors during fiscal 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Abney S. Boxley III	75,000	85,009	2,466	162,475
Blake K. Doyle	65,000	85,009	243	150,252
Anne H. Lloyd	60,000	85,009	2,466	147,475
W. Allen Rogers II	80,000	85,009	2,466	167,475
Jon M. Ruth	75,000	85,009	2,466	162,475
Joseph A. Rutkowski	60,000	85,009	2,466	147,475
G. Kennedy Thompson	80,000	85,009	2,466	167,475
Eric J. Zernikow(1)	50,000	—	—	50,000
(1)	Mr. Zernikow was appointed as a director on February 28, 2025.
(2)	This amount reflects the aggregate grant date fair value of restricted stock units awarded to each non-employee director computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and does not reflect the actual value, if any, that may be received by our non-employee directors for their awards. The fair value of 2,703 RSUs issued to each non-employee director on February 11, 2025 was $85,009. As of September 27, 2025, each then-current non-employee director, other than Mr. Zernikow, held 2,703 RSUs. Mr. Zernikow did not hold any RSUs as of September 27, 2025.
(3)	This amount reflects dividend equivalents paid in cash on RSUs held by our non-employee directors.

Director Stock Ownership Guidelines

We believe that all our directors should have a significant ownership position in Insteel. To this end, our non-employee directors receive a significant portion of their compensation in the form of RSUs. In addition, to promote equity ownership and further align the interests of these directors with our shareholders, we have adopted stock ownership guidelines for our non-employee directors. A non-employee director must hold shares of common stock with a value equal to at least three times the current annual cash retainer (excluding any additional cash retainers paid for service as Lead Director or committee chairmanships). Newly appointed directors have three years in which to meet the required ownership level. In addition to vested shares directly held by a non-employee director, two-thirds of the number of unvested RSUs held by the non-employee director will be counted for purposes of determining whether the guideline is met. All our non-employee directors with at least three years of service are in compliance with these stock ownership guidelines.

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Equity Compensation Plan Information

The following table provides certain information as of September 27, 2025, with respect to our equity compensation plans. The Insteel Industries Inc. 2025 Equity Incentive Plan (the “2025 Plan) currently is the only equity compensation plan under which we issue new equity grants. The 2015 Equity Incentive Plan of Insteel Industries Inc. (the “2015 Plan”) expired pursuant to its terms on February 17, 2025, after which date no further awards could be granted; however, awards that are outstanding under the 2015 Plan continue in accordance with their respective terms. We do not have any equity compensation plans that have not been approved by shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	670,836	$32.01	904,760
(1)	Includes (i) 411,657 shares of common stock associated with outstanding options and 79,314 shares of common stock associated with outstanding RSUs, each issued under the 2015 Plan, and (ii) 112,215 shares of common stock associated with outstanding options and 67,650 shares of common stock associated with outstanding RSUs, each issued under the 2025 Plan.
(2)	Represents weighted-average exercise price of options outstanding under the 2015 Plan and the 2025 Plan.
(3)	Represents number of shares of common stock available for issuance under the 2025 Plan. In 2025, our shareholders approved the 2025 Plan, at which time all shares then available for issuance under the 2015 Plan rolled over to the 2025 Plan. The 2015 Plan expired pursuant to its terms on February 17, 2025, after which date no further awards could be granted; however, awards that are outstanding under the 2015 Plan continue in accordance with their respective terms.

Policies and Practices Related to the Grant of Certain Equity Awards

The Executive Compensation Committee generally approves the grant of RSUs and stock options to our directors, executive officers and eligible employees on a predetermined schedule at its meeting each February. The RSUs and stock options are awarded in two equal tranches, with the first tranche granted on the date of our annual meeting of shareholders each February and the second tranche granted on the date that is six months after the date of such meeting. These dates are typically about three weeks after the announcement of our quarterly financial results.

The Executive Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation. Any coordination between a grant and the release of information that could be expected to affect such grant’s value is precluded by the predetermined schedule.

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The following table contains information required by Item 402(x)(2) of Regulation S-K regarding stock options granted to the NEOs in the last completed fiscal year during the period from four business days before to one business day after the filing of any periodic report on Form 10-K or Form 10-Q, or the filing or furnishing of any Current Report on Form 8-K that disclosed material nonpublic information.

Name	Grant Date	Number of securities underlying the award	Exercise price of the award ($/share)	Grant date fair value of the award	Percentage change in the closing
market price of the securities
underlying the award between the
trading day ending immediately
prior to the disclosure of material
nonpublic information and the
trading day beginning immediately
following the disclosure of
					material nonpublic information
H.O. Woltz III	2/11/2025	22,940	$31.45	$281,244	6.8%
Scot R. Jafroodi	2/11/2025	5,098	$31.45	$62,501	6.8%
Richard Wagner	2/11/2025	5,608	$31.45	$68,754	6.8%
Elizabeth C. Southern	2/11/2025	3,059	$31.45	$37,503	6.8%
James R. York	2/11/2025	3,059	$31.45	$37,503	6.8%

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee consists of Mr. Boxley, Ms. Lloyd, Mr. Ruth, Mr. Rutkowski, Mr. Thompson and Mr. Zernikow. None of the members of the Executive Compensation Committee have served as officers or employees of us or any of our subsidiaries. None of our executive officers served during fiscal 2025 as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has an executive officer who serves on our Board or Executive Compensation Committee. In addition, during fiscal 2025, no member of the Executive Compensation Committee engaged in any related party or other transaction of a type that is required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

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Item Number Three Ratification of the Appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for our fiscal year ending October 3, 2026. We are submitting the selection of the independent registered public accounting firm for shareholder ratification at the Annual Meeting. We expect a representative of Grant Thornton to be present at the Annual Meeting, and he or she will have the opportunity to make a statement and respond to appropriate questions.

Our organizational documents do not require that our shareholders ratify the selection of our independent registered public accounting firm. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain Grant Thornton, but still may retain them, nonetheless. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

Fees Paid to Independent Registered Public Accounting Firm

During fiscal 2025, the services of the independent registered public accounting firm included the audit of our annual financial statements, a review of our quarterly financial reports to the SEC, services performed in connection with the filing of our proxy statement and our Annual Report on Form 10-K with the SEC, attendance at meetings with our Audit Committee and consultation on matters relating to accounting and financial reporting matters. Our Audit Committee approved all services performed by Grant Thornton in advance of their performance. Grant Thornton has served as our auditor since its appointment in 2002. Neither Grant Thornton nor any of its associates have any relationship to us or any of our subsidiaries except in its capacity as auditors. Set forth below is certain information relating to the aggregate fees billed by Grant Thornton for professional services rendered for fiscal years 2024 and 2025.

Type of Fee	Fiscal 2025	Fiscal 2024
Audit Fees	$428,474	$408,125
Audit-Related Fees	$26,000	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
TOTAL	$454,474	$408,125

Audit Fees

Audit fees include fees for the recurring annual integrated audit of our financial statements, as well as the review of the quarterly financial reports and other documents filed with the SEC.

Audit-Related Fees

Audit related fees for fiscal year 2025 related to services necessary to integrate the accounting for the business and assets of Engineered Wire Products, Inc. and O’Brien Wire Products of Texas, Inc. that we acquired in October of 2024 and November of 2024, respectively. No audit-related fees were paid to Grant Thornton in fiscal year 2024.

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Tax Fees

No fees related to tax matters, including tax compliance, tax advice and tax planning, were paid to Grant Thornton in fiscal years 2024 or 2025.

Pre-Approval Policies and Procedures

Our Board has adopted an Audit Committee Pre-Approval Policy whereby the Audit Committee is responsible for pre-approving all audits, audit-related and other non-audit related services to be performed by the independent registered public accounting firm. The Board has authorized the Audit Committee Chair to pre-approve any audit-related or other non-audit related services that are to be performed by the independent registered public accounting firm that need to be approved between Audit Committee meetings. Such interim pre-approvals must be reviewed with the full Audit Committee at its next meeting for its ratification.

Report of the Audit Committee

During fiscal 2025, the Audit Committee consisted of Ms. Blake, Ms. Lloyd, Mr. Rogers and Mr. Thompson and was chaired by Mr. Thompson. All directors who served as members of the Audit Committee during fiscal 2025 are “independent” directors as defined by applicable SEC and NYSE rules. The Audit Committee operates under a written charter adopted by our Board that is available on our website at https://investor.insteel.com/corporate-governance/governance-documents.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed the audited consolidated financial statements for the fiscal year ended September 27, 2025, and has met and held discussions with respect to such audited consolidated financial statements with management and Grant Thornton, the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee and Grant Thornton have discussed those matters that are required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees.

Grant Thornton also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Grant Thornton the independence of Grant Thornton.

Based on the Audit Committee’s review of the audited consolidated financial statements, discussions with management and Grant Thornton, and the Audit Committee’s review of the representations of management and the written disclosures and report of Grant Thornton, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended September 27, 2025, for filing with the SEC.

Audit Committee

G. Kennedy Thompson (Chair)

Blake K. Doyle

Anne H. Lloyd

W. Allen Rogers II

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Certain Relationships and Related Person Transactions

Our general policy is to avoid transactions with “related persons,” as that term is described below. Nevertheless, we recognize that there are situations where transactions with related persons might be in our best interests, and therefore in the best interests of our shareholders. For example, we might have the opportunity to obtain products or services of a nature, quantity or quality, or on other terms that are not readily available from alternative sources or have the opportunity to provide products or services to related persons on an arm’s-length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

To help ensure timely identification, review and consideration of any such transactions, the Board maintains a written policy regarding transactions that involve Insteel and any “related persons,” which generally are our executive officers, directors or director nominees, five percent or greater shareholders or their affiliates, and the immediate family members of any such executive officer, director, director nominee or five percent shareholder. Any current or proposed financial transaction, arrangement or relationship in which a related person had or will have a direct or indirect material interest, in an amount exceeding $120,000 and in which we are or will be a participant, requires the prior approval of the Audit Committee or a majority of the disinterested members of the Board. The Audit Committee, pursuant to authority delegated to it by the Board, will analyze and consider any such transaction in accordance with this policy in order to determine whether the terms and conditions of the transaction are substantially the same as, or more favorable to Insteel, than transactions that would be available with unaffiliated parties.

Our Secretary is responsible for identifying and presenting each potential related person transaction to the Audit Committee based on information that the Secretary obtains during the process of reviewing annual questionnaires completed by directors and executive officers, as well as on other information that comes to her attention. In conducting its review of any proposed related person transaction, the Audit Committee will consider all of the relevant facts and circumstances available to the Audit Committee, including but not limited to: (i) the benefits to Insteel; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the proposed related person transaction; and (v) the terms available to unrelated third parties or to employees generally in an arm’s length negotiation. No member of the Audit Committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Following the end of our fiscal year and prior to the Board’s determination of each director’s independence, the Audit Committee will review any related person transactions that have been previously ratified by the Audit Committee. Based on all relevant facts and circumstances, the Audit Committee will determine if it is in the best interests of us and our shareholders to continue, modify or terminate any ongoing related person transactions. With respect to related person transactions that involve a director, the immediate family member of a director, or an entity in which a director is a partner, shareholder or executive officer, the Audit Committee will discuss with the Board whether any such related person transaction affects the independence of the director.

Since the beginning of our last fiscal year, there have been no related person transactions, and there are currently no proposed related person transactions in which we were or are to be a participant.

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Questions and Answers About the Annual Meeting

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because you owned Shares at the close of business on December 10, 2025, the record date for the Annual Meeting. This proxy statement describes matters on which we would like you, as a shareholder, to vote. It also gives you information on these matters so that you can make an informed decision.

When you authorize a proxy to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials, or by submitting a proxy card, you appoint H.O. Woltz III and Elizabeth C. Southern, and each of them individually, as your representatives at the Annual Meeting. Mr. Woltz and Ms. Southern will vote your Shares at the Annual Meeting as you have instructed them. By authorizing a proxy to vote your shares, your Shares will be voted regardless of whether you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to authorize a proxy in advance of the meeting just in case your plans change. Authorizing a proxy will not affect your right to attend or vote at the Annual Meeting.

If a matter comes up for vote at the Annual Meeting that is not described in this proxy statement or listed on the proxy card, Mr. Woltz and Ms. Southern will vote your Shares, under your proxy, in their discretion. As of the date of this proxy statement, we do not expect that any matters other than those described in this proxy statement will be voted upon at the Annual Meeting.

What is being voted on at the Annual Meeting?

The table below shows the proposals subject to vote at the Annual Meeting, along with information on what vote is required to approve each of the proposals, assuming the presence of a quorum, and the Board’s recommendation for each proposal. On the proposal to elect directors you may vote “FOR” or “WITHHOLD” and on each other proposal, you may vote “FOR”, “AGAINST” OR “ABSTAIN”.

Proposal	Vote Required	Board Recommendation
Proposal 1: Election of three nominees to the Board of Directors	Plurality of Votes Cast*	FOR all nominees
Proposal 2: Advisory vote on the compensation of our named executive officers	Majority of Votes Cast	FOR
Proposal 3: Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our 2026 fiscal year	Majority of Votes Cast	FOR

*	Although a director will be elected by a plurality of votes cast, in the event a director receives the affirmative vote of less than a majority of the shares voted in an uncontested election, the director is required to submit his or her resignation to the Board pursuant to our Board Governance Guidelines.

Who is entitled to vote?

All holders of record of our Shares at the close of business on December 10, 2025, the record date, are entitled to receive notice of the Annual Meeting and to vote the Shares held by them on the record date. Each outstanding Share entitles its holder to cast one vote for each matter to be voted upon.

May I attend the Annual Meeting?

All holders of record of our Shares at the close of business on the record date, or their designated proxies, are entitled to attend the Annual Meeting.

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What constitutes a quorum in order to hold and transact business at the Annual Meeting?

Consistent with state law and our bylaws, the presence, in person or by proxy, of holders of at least a majority of the total number of Shares entitled to vote is necessary to constitute a quorum for purposes of voting on a particular matter at the Annual Meeting. As of the record date, there were 19,396,380 shares outstanding and entitled to vote at the Annual Meeting. Once a Share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by shareholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding Shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. See “Will my Shares be voted if I do not authorize a proxy?” on page 49.

How do I vote?

You may vote your shares at the Annual Meeting or you may authorize a proxy to vote on your behalf. There are three ways to authorize a proxy:

Internet: By accessing the Internet at www.proxyvote.com and following the instructions on the proxy card or voting instruction form.

Telephone: By calling toll-free 1-800-690-6903 and following the instructions on the proxy card or voting instruction form.

Mail: By signing, dating and mailing the enclosed proxy card.

If you authorize a proxy to vote your shares over the Internet or by telephone, you should not return your proxy card.

Shareholders who attend the Annual Meeting may vote their Shares even though they have sent in their proxies, although shareholders who hold their shares in “street name” will need to obtain a proxy from the brokerage firm or other nominee that holds their Shares to vote such Shares at the Annual Meeting.

What are the Board’s recommendations?

If no instructions are indicated on your valid proxy, Mr. Woltz and Ms. Southern will vote in accordance with the recommendations of the Board. The Board recommends a vote:

•	FOR the election of the three director nominees named in the proxy statement;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers; and
•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our 2026 fiscal year.

Will other matters be voted on at the Annual Meeting?

We are not aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, Mr. Woltz and Ms. Southern will vote your Shares, under your proxy, in their discretion.

Can I revoke or change my proxy instructions?

You may revoke or change your proxy at any time before it has been exercised by:

•	sending a written statement to our Secretary to the effect that you are revoking a proxy; the statement must be received no later than February 9, 2026 at 1373 Boggs Drive, Mount Airy, North Carolina 27030;
•	properly authorizing a new proxy with a later date by mail, Internet or telephone; or
•	appearing in person and voting by ballot at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy.

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What vote is required to approve each proposal in this proxy statement, assuming a quorum is present at the Annual Meeting?

•	The election of directors will be determined by a plurality of the votes cast at the Annual Meeting. Shareholders do not have cumulative voting rights in connection with the election of directors. This means that the three nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors. Although a director will be elected by a plurality of the votes cast, if the director receives less than a majority of the shares voted in an uncontested election (such as this one), the director is required to submit his or her resignation to the Board pursuant to our Board Governance Guidelines.
•	The advisory vote on the compensation of our NEOs will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the advisory vote. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Executive Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers.
•	The vote to ratify the appointment of our independent registered public accounting firm will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board and the Audit Committee will consider the outcome of the vote when making future decisions regarding the selection of our independent registered public accounting firm.

Will my Shares be voted if I do not authorize a proxy?

If your Shares are held in “street name” and you fail to give instructions as to how you want your Shares voted (a “non-vote”), the brokerage firm, bank or other nominee who holds Shares on your behalf may, in certain circumstances, vote the Shares in their discretion.

With respect to “routine” matters, such as the ratification of the appointment of our independent registered public accounting firm, a brokerage firm or other nominee has authority (but is not required) under the rules governing self-regulatory organizations (the “SRO rules”), including NYSE, to vote its clients’ Shares if the clients do not provide instructions. When a brokerage firm or other nominee votes its clients’ Shares on routine matters without receiving voting instructions, these Shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of Shares voted FOR, ABSTAINING or AGAINST with respect to such routine matters.

With respect to “non-routine” matters, such as the election of directors and the advisory vote on the compensation of our NEOs, a brokerage firm or other nominee is not permitted under the SRO rules to vote its clients’ Shares if the clients do not provide instructions. The brokerage firm or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of Shares voted FOR, WITHHELD FROM, AGAINST or ABSTAINING with respect to such non-routine matters.

In summary, if you do not authorize a proxy, your brokerage firm or other nominee may either:

•	vote your Shares on routine matters and cast a “broker non-vote” on non-routine matters; or
•	leave your Shares unvoted altogether.

We encourage you to provide instructions to your brokerage firm or other nominee by authorizing a proxy. This action ensures that your Shares will be voted in accordance with your wishes at the Annual Meeting.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, it means your Shares are not all registered in the same way (for example, some are registered in your name and others are registered jointly with your spouse) or are in more than one account. In order to ensure that you vote all of the Shares that you are entitled to vote, you should authorize a proxy to vote utilizing all proxy cards or Internet or telephone proxy authorizations to which you are provided access.

INSTEEL INDUSTRIES INC. | 2026 Proxy Statement	49

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What other information should I review before voting?

Our 2025 Annual Report, which includes a copy of our Annual Report on Form 10-K filed with the SEC, is included in the mailing with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material. Additional copies of our Annual Report on Form 10-K filed with the SEC, including the financial statements and financial statement schedules, may be obtained without charge by:

•	writing to our Secretary at: 1373 Boggs Drive, Mount Airy, North Carolina 27030;
•	accessing the EDGAR database on the SEC’s website at www.sec.gov; or
•	accessing our website at https://investor.insteel.com

The contents of our website are not and shall not be deemed to be a part of this proxy statement.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will publish the final results in a Current Report on Form 8-K that we will file with the SEC shortly after the meeting.

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Other Information

Expenses of Solicitation

We will bear the costs of solicitation of proxies. In addition to the use of the telephone, Internet or mail, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and employees, and no additional compensation will be paid to such individuals. We have also retained the services of D.F. King & Co., Inc. for a fee of $10,000 plus out-of-pocket expenses to solicit proxies from shareholders on behalf of Insteel.

Arrangements may also be made with the stock transfer agent and with brokerage houses and other custodians, nominees and fiduciaries that are record holders of Shares for the forwarding of solicitation material to the beneficial owners of Shares. We will, upon the request of any such entity, pay such entity’s reasonable expenses for completing the mailing of such material to such beneficial owners.

Householding

Shareholders residing in the same household who hold their Shares in “street name” through a brokerage firm, bank or other nominee may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker. This practice of sending only one set of proxy materials is called “householding,” and saves us money in printing and distribution costs. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the shareholders within the household.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker or by contacting us in writing at 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attn: Secretary or secretary@insteel.com. We will also promptly deliver a separate copy of these proxy materials to any shareholder residing at an address to which only one copy was delivered. Requests for additional copies should be directed to us in writing using the contact information listed above.

INSTEEL INDUSTRIES INC. | 2026 Proxy Statement	51

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Shareholder Proposals for the 2027 Annual Meeting

Proposals for Inclusion in the Proxy Statement

If you want to make a proposal for consideration at next year’s annual meeting of shareholders and have it included in our proxy materials, we must receive your proposal no later September 4, 2026, which is the 120th day prior to the anniversary of the date of this proxy statement, and the proposal must comply with SEC Rule 14a-8.

Other Proposals

If you want to make a proposal (other than a proposal in accordance with SEC Rule 14a-8) or nominate a director for consideration at next year’s annual meeting, you must comply with the then-current advance notice provisions and other requirements set forth in our bylaws, which are available on the SEC’s website (www.sec.gov) and our website at https://investor.insteel.com/corporate-governance/governance-documents.

Under our current bylaws, a shareholder may nominate a director or submit a proposal for consideration at an annual meeting of shareholders by giving timely notice to our Secretary. To be timely, that notice must contain information specified in our bylaws and be received by us not earlier than the 120th day nor later than 5:00 p.m., Eastern time, on the 90th day prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely notice by the shareholder must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made.

Therefore, we must receive notice of your nomination or proposal on or after October 13, 2026, and no later than 5:00 p.m., Eastern time, on November 12, 2026 unless the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the 2026 Annual Meeting.

Delivery of Notice of a Proposal

In each case discussed above, the required notice must be given by personal delivery or by United States certified mail, postage prepaid, to our Secretary, whose address is c/o Insteel Industries Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030.

By order of the Board of Directors

Elizabeth C. Southern

Vice President Administration, Secretary and Chief Legal Officer

Mount Airy, North Carolina

January 2, 2026

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1373 BOGGS DRIVE
MOUNT AIRY, NC 27030

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V82193-P42359	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INSTEEL INDUSTRIES INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR All of the following nominees:

1.	Election of Directors		☐	☐	☐

Nominees for a three-year term:
	01)	Abney S. Boxley
	02)	Anne H. Lloyd

Nominee for a one-year term:
	03)	Eric J. Zernikow

The Board of Directors recommends that you vote FOR Proposals 2 and 3:							For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of our named executive officers						☐	☐	☐

3.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our 2026 fiscal year						☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of all director nominees and FOR items 2 and 3. If any other matters properly come before the meeting and any adjournment or postponement thereof, the votes to be cast by the undersigned will be cast in the discretion of the proxy holder.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V82194-P42359

INSTEEL INDUSTRIES INC.
ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 10, 2026
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) H.O. Woltz III and Elizabeth C. Southern, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Insteel Industries Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern time, on February 10, 2026, at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, and any adjournment or postponement thereof. The shareholder(s) hereby acknowledge(s) receipt of the notice of the Annual Meeting of Shareholders and of the accompanying proxy statement, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE